As filed with the U.S. Securities and Exchange Commission on September 9, 2019

Registration No. 333-233462

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________________________

MCTC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	2836 (Primary Standard Industrial Classification Code Number)	83-1754057 (I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arman Tabatabaei

520 S Grand Avenue, Suite 320

Los Angeles, California 90071

(310) 986-4929

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mailander Law Office, Inc.

Tad Mailander

945 4th Avenue, Ste. 311

San Diego, CA 92101

(619) 239-9034

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☐	Smaller reporting company:	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

CALCULATION OF REGISTRATION FEE CHART

Title of Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock Issued and Outstanding to be registered as part of a Secondary Offering by certain Selling Security Holders (as hereinafter defined) (1)	13,156,667	$0.032	$421,013.34	$47.84

Newly Issued Common Stock to be registered as part of a Primary Offering (as hereinafter defined)	20,000,000	$0.032	$640,000	$72.72

Total	33,156,667		$1,061,013.34	$120.56

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average daily trading prices on OTC Markets Group, Inc. as of August 23, 2019.

(3) Estimated for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SECTION 8(a) MAY DETERMINE.

THIS REGISTRATION STATEMENT AND THE PROSPECTUS THEREIN COVER THE REGISTRATION OF 33,156,667 SHARES OF COMMON STOCK.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 9, 2019

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PRELIMINARY PROSPECTUS

MCTC HOLDINGS, INC.

520 S Grand Avenue, Suite 320

Los Angeles, California 90071

(310) 986-4929

33,156,667 SHARES OF COMMON STOCK

13,156,667 Shares of Common Stock being sold at $0.032 per share pursuant to the Primary Offering

20,000,000 Shares of Common Stock being offered at $0.032 per share by the Selling Security Holders

	Sale Total Depending on Percentage of Primary Offering Securities Sold
	Per Share	100%	75%	50%	25%

Public Offering Price	$0	$640,000	$480,000	$320,000	$160,000
Underwriting Discounts and Commissions	$-	$-	$-	$-	$-
Proceeds to MCTC Holdings, Inc.	$0	$640,000	$480,000	$320,000	$160,000

This preliminary prospectus relates to the registration of 33,156,667 shares of common stock in MCTC Holdings, Inc., a Delaware corporation (referred to herein as the “Company,” “MCTC,” “we,” “our,” “us,” or other similar pronouns). The Company is registering 20,000,000 shares of common stock at $0.032 per share in a direct public offering (“Direct Offering”). In addition, the Company is registering 13,156,667 shares of common stock currently held by our “Selling Shareholders,” or individually, “Selling Shareholder.” The Selling Security Holders will sell the shares of common stock at the fixed price of $0.032 per share until such time, if ever, that the common stock is quoted on the OTC Bulletin Board, the OTCQX, the OCTQB or listed on a securities exchange. See “Plan of Distribution” beginning on page 25 of this prospectus for more information.

Our shares of common stock subject to the Direct Offering and Selling Shareholders are referred to herein collectively as our “Shares.” We estimate our total offering registration costs to be approximately $120.56 and our legal and auditor related fees will be $6,000 equaling at total expense to the Company of $6,120.56 relating to the registration, which will be paid from existing corporate funds, thus not affecting the proceeds of this offering. There is no minimum number of shares that must be sold by us for the offering to proceed. The Company will retain any proceeds from the Direct Offering, while the Selling Shareholders will retain the proceeds from the Resale. The Selling Shareholders are deemed to be statutory underwriters under Section 2(a)(11) of the Securities Act of 1933 (“Securities Act”).

The selling stockholders will sell the shares of common stock at the fixed price of $0.32 per share until such time, if ever, that the common stock is quoted on the OTC Bulletin Board, the OTCQX or listed on a securities exchange . Discounts, concessions, commissions and similar selling expenses attributable to the sale of common stock covered by this prospectus will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the common stock with the Securities and Exchange Commission.

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Our Common Stock is currently quoted on the OTC Markets Pink under the symbol “MCTC”. On August 23, 2019 the closing price as reported was $0.032 per share. This price will fluctuate based on the demand for our Common Stock.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED ON PAGE 10 HEREIN AND IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED AUGUST 31, 2018, AS WELL AS OUR SUBSEQUENTLY FILED PERIODIC AND CURRENT REPORTS, WHICH WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is September 9, 2019

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
SUMMARY FINANCIAL INFORMATION	8
SUMMARY OF THIS OFFERING	9
RISK FACTORS	10
USE OF PROCEEDS	21
THE OFFERING	22
DILUTION	23
SELLING STOCKHOLDERS	24
PLAN OF DISTRIBUTION	25
DESCRIPTION OF SECURITIES	28
INTERESTS OF EXPERTS	29
DESCRIPTION OF BUSINESS	29
DESCRIPTION OF PROPERTY	38
LEGAL PROCEEDINGS	38
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	38
MANAGEMENT'S DISCUSSION AND ANALYSIS	39
INTERIM FINANICAL STATEMENTS	44
SUBSEQUENT EVENTS	48
CRITICAL ACCOUNTING POLICIES INVOLVING MANAGEMENT ESTIMATES AND ASSUMPTIONS	51
DIRECTORS AND EXECUTIVE OFFICERS	56
EXECUTIVE AND DIRECTOR COMPENSATION	58
CERTAIN RELATIONSHIPS AND FEE TRANSACTIONS	61
ADD TABLE HERE
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	63
WHERE YOU CAN FIND MORE INFORMATION	79

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You should rely only on the information contained or incorporated by reference to this Prospectus in deciding whether to purchase our Shares. We have not authorized anyone to provide you with information different from that contained in this Prospectus. Under no circumstances should the delivery to you of this Prospectus or any sale made pursuant to this Prospectus create any implication that the information contained in this Prospectus is correct as of any time after the date of this Prospectus. Our business, financial condition, operating results and prospects may have changed since that date. To the extent that any facts or events arising after the date of this Prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this Prospectus, this Prospectus will be updated to the extent required by law.

MCTC Holdings, Inc., MCTC, the MCTC logo, and other trademarks or service marks of MCTC Holdings, Inc. appearing in this Prospectus are the property of MCTC Holdings, Inc. This Prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this Prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

GENERAL MATTERS

Unless otherwise noted or the context indicates otherwise “we,” “us,” “our,” “Company” or “MCTC” refers to MCTC Holdings. Inc.

References to “Management” in this Prospectus mean the senior officers of the Company. See “Directors and Executive Officers.” Any statements in this Prospectus made by or on behalf of Management are made in such persons’ capacities as officers of the Company and not in their personal capacities.

Prospective purchasers should rely only on the information contained in this Prospectus. We have not authorized any other person to provide prospective purchasers with additional or different information. If anyone provides prospective purchasers with additional or different or inconsistent information, including information or statements in media articles about us, prospective purchasers should not rely on it. Prospective purchasers should assume that the information appearing in this Prospectus is accurate only as at its date, regardless of its time of delivery or of any distribution of the Offered Shares. Our business, financial conditions, results of operations and prospects may have changed since that date.

We present our Consolidated Financial Statements (as defined below) in United States dollars. Unless otherwise indicated, all references to dollar amounts in this Prospectus are to United States dollars. Reference to “United States” or “U.S.” are references to the United States of America.

CAUTIONARY NOTE TO INVESTORS

This Prospectus qualifies the distribution of securities of an entity that derives substantially of its revenues from the cannabis industry in certain of the states in the United States. On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill.” Prior to its passage, hemp, a member of the cannabis family and hemp derived CBD were classified as a Schedule 1 controlled substances, and illegal under the Controlled Substances Act, 21 U.S.C. § 811 (hereafter referred to as the “CSA”).

With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law. Despite the passage of the Farm Bill, certain aspects of the cannabis industry, particularly those not defined as hemp within the Farm Bill, remain illegal under U.S. federal Law. At this time, we are not engaged in businesses that fall outside of what is permissible under the Farm Bill.

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In the future, we could become involved in business activities that would fall outside of the Farm Bill, such as the processing of marijuana or marijuana extracts that are not covered under the Farm Bill. In addition, several of our research and development activities could be classified as such. Currently, numerous states plus the District of Columbia have laws and/or regulations that recognize, in one form or another, legitimate medical and adult uses for cannabis and consumer use of cannabis in connection with medical treatment or for recreational use. Many other states are considering similar legislation. Conversely, under the CSA, the policies and regulations of the federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited. Unless and until Congress amends the CSA with respect to marijuana, as to the timing or scope of any such potential amendments there can be no assurance, there is a risk that federal authorities may enforce current federal law, and we may be deemed to be producing, cultivating, or dispensing marijuana in violation of federal law. Active enforcement of the current federal regulatory position on cannabis may thus indirectly and adversely affect our revenues and profits. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain. e sections entitled “Risk Factors” and “Our Business – Regulation and Licensure - Enforcement of United States Federal Laws.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this Prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire Prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this Prospectus and any amendment or supplement hereto.

Our Business and Corporate History

We are a developmental company primarily focused on creation and commercialization of engineered technologies to deliver hemp extracts and cannabinoids to the human body. Additionally, we plan to develop consumer products, based on these and other technologies.

Our R&D programs included the following;

1)	Development of new routes and vehicles for hemp extract and cannabinoid delivery to the human body.

2)	Production of unique polymeric nanoparticles and fibers for use in oral and dermal cannabinoid delivery.

3)	Research and commercialization of new methodologies to isolate and/or concentrate various cannabinoids and other substances that comprise industrial hemp oil and other extracts.

4)	Establishment of new methods to increase the bioavailability of cannabinoids to the human body through utilization of proven bioenhancers, including d-α-Tocopherol polyethylene glycol 1000 succinate (TPGS), which is widely used as a water-soluble vitamin E formulation.

5)	Development of other novel inventions for the delivery of cannabinoids to the human body, which at this time are considered trade secrets by the Company.

Our principal executive office is located at 520 S Grand Avenue, Suite 320, Los Angeles, California 90071. Our telephone number is (310) 986-4929 and our website is accessible at www.cannabisglobalinc.com Unless expressly noted, none of the information on our website is part of this Prospectus or any Prospectus Supplement. Our shares of Common Stock are quoted on the OTC Markets Pink, operated by OTC Markets Group, Inc., under the ticker symbol “MCTC.”

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On August 9, 2019, our board of directors determined the Company no longer meets the definition of a Shell Company as defined in Item 1101(b) of Regulation AB ( § 229.1101(b) of this chapter), which defines a Shell Company as one that has: 1) No or nominal operations; and 2) Either: (i) No or nominal assets; (ii) Assets consisting solely of cash and cash equivalents; or (iii) Assets consisting of any amounts of cash and cash equivalents and nominal other assets. By way of the Company: 1) beginning business activities and operations, 2) hiring its CEO, 3) appointing a highly experienced board of directors, 4) retaining consultants, 5) signing two property leases, 6) approval of budgets and business plans for several initiatives, 6) production of product samples, 7) sales initiatives to prospective customers, and other related business activities, the board of directors believes such activities are qualified as non-nominal operations and therefore the board of directors declared its believe the Company is no longer defined by Item 1101(b) of Regulation AB ( § 229.1101(b) of this chapter).

On August 9, 2019, the Company filed a DBA in California registering the operating name Cannabis Global. On July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a company owned by our current CEO, Arman Tabatabaei. The transaction value was nominal, at only One Thousand Dollars ($1,000). Therefore,, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, that would require specific disclosures under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

On July 1, 2019, the Company entered into a 100% business acquisition with Action Nutraceuticals, Inc., a company owned by our CEO, Arman Tabatabaei. The value of the transaction value was nominal, at only One Thousand Dollars ($1,000) thus, the Company believes the business acquisition of Action Nutraceuticals, Inc. is transaction NOT defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons that would require specific disclosure under the section cited. Regardless, of the requirements of 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, the Company makes this disclosure.

On or about June 27, 2018 we changed domiciles from the State of Nevada to the State of Delaware and thereafter reorganized under the Delaware Holding Company Statute Delaware General Corporation Law Section 251(g). On or about July 12, 2018, two subsidiaries were formed for the purpose of effecting the reorganization. We incorporated MCTC Holdings, Inc. and MCTC Holdings Inc. incorporated MicroChannel Corp. We then effected a merger involving the three constituents and under the terms of the merger we were merged into MicroChannel Corp., with MicroChannel Corp. surviving and our separate corporate existence ceasing. Following the merger MCTC Holdings, Inc. became the surviving publicly traded issuer and all of our assets and liabilities were merged into MCTC Holdings, Inc.’s wholly owned subsidiary MicroChannel Corp. Our shareholders became the shareholders of MCTC Holdings, Inc. on a one for one basis.

On January 14, 2009, Octillion Corp. (Symbol: OCTL), parent company of MicroChannel announced that it had changed its name to New Energy Technologies, Inc. (Symbol: NENE) (“New Energy”). The name change became effective on the Over-the-Counter Bulletin Board at the opening of trading on January 14, 2009. On June 24, 2008, MicroChannel announced that it initiated trading of its stocks on the OTC Bulletin Board under the stock symbol “MCTC”. On August 22, 2007, by corporate action taken by MicroChannel’s executive team and board members, the company amended its Articles of Incorporation to increase its authorized capital stock to 300,000,000 million shares of common stock, $0.0001 par value per share. As of September 25, 2007, there were 1,000,000 shares of common stock were issued and outstanding; there were no preferred shares issued and outstanding. The directors and sole shareholder have approved a forward split of their issued and outstanding shares of common stock on the basis of 538,646 for 1 for the purpose of effecting the distribution.

On April 4, 2005, MultiChannel changed its name to MicroChannel Technologies Corporation. The Company’s original name was MultiChannel Technologies Corporation (“MultiChannel”) which was incorporated on February 28, 2005 under the laws of the State of Nevada (U.S.A.) and was originally formed as a wholly-owned subsidiary of Octillion Corp. (“Octillion”). Octillion (a Canadian company was trading in the OTC Markets under the symbol “OCTL”). At the time of Octillion’s existence, Octillion was a development stage technology company focused on the identification, acquisition and development of emerging solar energy and solar related technologies and products.

For more information about current business operations, please see the section of this Prospectus entitled “Description of Business” beginning on page 29.

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SUMMARY FINANCIAL INFORMATION

The following tables summarize our financial data for the periods presented and should be read together with the sections of this Prospectus entitled “Risk Factors,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and related notes appearing elsewhere in this Prospectus. We derived the summary financial information for the period ended August 31, 2018 from our audited financial statements and related notes appearing elsewhere in this Prospectus. The audited historical results are not necessarily indicative of the results we expect in the future.

The Company’s financial statements for the period ended May 31, 2019 appearing elsewhere in this Prospectus are not audited. The unaudited historical results are not necessarily indicative of the results we expect in the future.

The Company sustained continued operating losses during the years ended August 31, 2017, 2018 and for the period ended May 31, 2019.  The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The Company’s consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

CONSOLIDATED BALANCE SHEETS USD ($)	May 31, 2019	Aug. 31, 2018	Aug. 31, 2017
Cash	$-	$4,652	$4,832
Total Current Assets	-	4,652	4,832
TOTAL ASSETS	-	4,652	4,832
Total Liabilities	158,048	139,605	93,893
Working Deficit	(158,048)	(134,953)	(89,061)
Stockholder's Deficit
Total Stockholder's Deficit	(158,048)	(134,953)	(89,061)
Accumulated Deficit	(761,099)	(738,004)	(651,061)

CONSOLIDATED STATEMENTS OF OPERATIONS - USD ($)	3 Months Ended		9 Months Ended
Revenues
	May 31, 2018	May 31, 2019	May 31, 2018	May 31, 2019
Expenses:
Total Operating Expenses	5,825	17,550	25,268	46,932
Operating Loss	(5,825)	(17,550)	(25,268)	(46,932)
Total Other Income (Expense)	7,356	(29,920)	2,173	(33,52)
Net Income (Loss)	$1,531	$(47,470)	$(23,095)	$(80,453)
Basic & Diluted Loss per Common Share	$0.00	$(0.01)	$0.00	$0.00
Weighted Average Common Shares	183,864,600	8,634,600	183,864,600	64,816,981

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SUMMARY OF THIS OFFERING

Securities being registered by the Selling Security Holders pursuant to the Secondary Offering:	13,156,667 shares of common stock

Secondary Offering price:	$.032

Secondary Offering period:	From the date of this prospectus until December 31, 2019

Newly issued common stock being registered pursuant to the Primary Offering:	20,000,000 shares of common stock

Primary Offering price:	$.032 per share

Primary Offering period:	From the date of this prospectus until December 31, 2019

Number of shares outstanding after the offering:	235,614,599 shares of common stock

Market for the common stock:	Our shares of Common Stock are currently listed on the OTC Markets Pink under the symbol “MCTC”.

Use of proceeds:	We will receive approximately $640,000 in gross proceeds if we sell all of the shares in the Primary Offering, and we will receive estimated net proceeds (after paying offering expenses) of approximately $640,000 if we sell all of those shares. We will receive none of the proceeds from the sale of shares by the Selling Security Holders. See “Use of Proceeds” for a more detailed explanation of how the proceeds from the Primary Offering will be used.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Subscriptions:	Subscriptions are to be made payable to:

MCTC Holdings, Inc. 520 S Grand Avenue, Suite 320 Los Angeles, CA 90071

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this Prospectus, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our shares of Common Stock. The occurrence of any of the events or developments described below could harm our business, financial condition, operating results, and growth prospects. In such an event, the market price of our shares of Common Stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

There could be unidentified risks involved with an investment in our securities

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

RISKS RELATED TO OUR BUSINESS

We may need additional capital in the future, which could dilute the ownership of current shareholders or we may be unable to secure additional funding in the future or to obtain such funding on favorable terms.

To the extent that we raise additional equity capital, existing shareholders will experience dilution in the voting power and ownership of their shares of Common Stock, and earnings per share, if any, would be negatively impacted. Our inability to use our equity securities to finance our operations could materially limit our growth. Any borrowings made to finance operations could make us more vulnerable to a downturn in our operating results, a downturn in economic conditions, or increases in interest rates on borrowings that are subject to interest rate fluctuations. The amount and timing of such additional financing needs will vary principally depending on the timing of new product launches, investments and/or acquisitions, and the amount of cash flow from our operations. If our resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain a credit facility. If our cash flow from operations is insufficient to meet any debt service requirements, we could be required to sell additional equity securities, refinance our obligations, or dispose of assets in order to meet debt service requirements. There can be no assurance that any financing will be available to us when needed or will be available on terms acceptable to us. Our failure to obtain sufficient financing on favorable terms and conditions could have a material adverse effect on our growth prospects and our business, financial condition and results of operations.

Uncertainty of profitability

Our business strategy may result in meaningful volatility of revenues, loses and/or earnings. As we will only develop a limited number of business efforts, services and products at a time, our overall success will depend on a limited number of business initiatives, which may cause variability and unsteady profits and losses depending on the products and/or services offered and their market acceptance.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for our products. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

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Because of the anticipated nature of the products that we offer and attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

•	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

•	Our ability to source strong opportunities with sufficient risk adjusted returns.

•	Our ability to manage our capital and liquidity requirements based on changing market conditions.

•	The amount and timing of operating and other costs and expenses.

•	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

Even if we obtain more customers or increase sales to our existing customers, there is no guarantee we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our products and services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products to operate profitably.

We do not have sufficient cash on hand.

As of May 31, 2019, we had no cash on hand.  Our cash resources are not sufficient for us to execute our business plan. If we do not generate sufficient cash from our intended financing activities and sales, we will be unable to continue our operations. We estimate that within the next 12 months we will need at least $840,000 in cash from either investors or operations. While we intend to engage in future financings, there is no assurance that these will actually occur. Nor can we assure our shareholders that we will not be required to obtain additional financing on terms that are dilutive of their interests. You should recognize that if we are unable to generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations.

We may not be able to continue our business as a going concern.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has accumulated a deficit of $761,099 as of May 31, 2019. Management plans to raise additional capital through the sale of shares of Common Stock to pursue business development activities, but there are no assurances of success relative to the efforts.

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If we are not able to raise enough funds, we may not be able to successfully develop and market our products and our business may fail.

We do not have any commitments for financing and we will need additional financing to meet our obligations and to continue our business. Although we plan to raise funds through this Public Offering, we cannot guarantee that we will be successful in such efforts.

Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of Management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of Management to form and maintain key commercial relationships within the marketplace. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected. We do not maintain key-man life insurance on any of our executive employees.

The loss of key Management personnel could adversely affect our business

We depend on the continued services of our executive officer and senior consulting team as they work closely with independent associate leaders and are responsible for our day-to-day operations. Our success depends in part on our ability to retain executive officers, to compensate executive officers at attractive levels, and to continue to attract additional qualified individuals to our management team. Although we have entered into an employment agreement with our Chief Executive Officer, and do not believe our Chief Executive Officer is planning to leave or retire in the near term, we cannot assure you that our Chief Executive Officer or senior managers to be hired will remain with us. The loss or limitation of the services of any of our executives or members of our senior management team, or the inability to attract additional qualified management personnel, could have a material adverse effect on our business, financial condition, results of operations, or independent associate relations.

The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business

Our business depends on attracting independent directors, executives and senior management to advance our business plans. We currently do not have directors and officer’s insurance to protect our directors, officers and the company against the possible third-party claims. This is due to the significant lack of availability of such policies in the cannabis industry at reasonably competitive prices. As a result, the Company and our executive directors and officers are susceptible to liability claims arising by third parties, and as a result, we may be unable to attract and retain qualified independent directors and executive management causing the development of our business plans to be impeded as a result.

If we fail to maintain satisfactory relationships with future customers, our business may be harmed.

Due to competition or other factors, we could lose business from our future customers, either partially or completely. The future loss of one or more of our significant customers or a substantial future reduction of orders by any of our significant customers could harm our business and results of operations. Moreover, our customers may vary their order levels significantly from period to period and customers may not continue to place orders with us in the future at the same levels as in prior periods. In the event that in the future we lose any of our larger customers, we may not be able to replace that revenue source. This could harm our financial results.

Management of growth will be necessary for us to be competitive

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

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We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results

Some of business initiatives in the hemp and cannabis sectors are new and are only in the early stages of commercialization. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our Company will develop or that demand for our products will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

We are attempting to enter into several new business areas. We plan to address these new business areas with unproven technologies. Our inability to master the technical details of these new technologies could negatively impact our business.

We are attempting to enter several new areas of the hemp and cannabis markets, including THC remediation, the production of highly bioavailable cannabis infused drinks and the production of functional foods based on nanoparticle technologies. These businesses will require extensive technical expertise. There can be no assurances we will have the capital, personnel resources, or expertise to be successful relative to these advanced technologies.

We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. The continued growth of the Internet and intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our products and services. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our products and services. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our products and services or infrastructures to adapt to these changes. We also expect that new competitors may introduce products or services that are directly or indirectly competitive with us. These competitors may succeed in developing products and services that have greater functionality or are less costly than our products and services and may be more successful in marketing such products and services. Technological changes have lowered the cost of operating communications, computer systems and purchasing software. These changes reduce our cost of selling products and providing services, but also facilitate increased competition by reducing competitors’ costs in providing similar services. This competition could increase price competition and reduce anticipated profit margins.

The failure to enforce and maintain our intellectual property rights could adversely affect the value of the Company.

The success of our business will partially depend on our ability to protect our intellectual property. As of the date hereof, we do not have any federally registered patents or trademarks owned by us.. The unauthorized use of our intellectual property could diminish the value of our business, which would have a material adverse effect on our financial condition and results of operation.

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

Even if we obtain customers, there is no guarantee that we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our products and services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products to operate profitably. Further, we are subject to raw material pricing which can erode the profitability of our products and put additional negative pressure on profitability. If we cannot operate profitably, we may have to suspend or cease operations.

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For the fiscal year ended August 31, 2018 we incurred an operating loss of $86,846. For the fiscal year ended August 31, 2017, we incurred an operating loss of $8,430. At May 31, 2019 we had an accumulated deficit of $761,099. Although we anticipate generating revenue in future periods, such revenues may be insufficient to make the Company profitable. We plan to increase our expenses associated with the development of our business. There is no assurance we will be able to derive revenues from the development of our business to successfully achieve positive cash flow or that our business will be successful. If we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

RISKS OF GOVERNMENT ACTION AND REGULATORY UNCERTAINTY

We could be found to be violating laws related to cannabis.

Currently, there are numerous states plus the District of Columbia that have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. Many other states are considering similar legislation. Conversely, under the CSA, the policies and regulations of the federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited. Unless and until Congress amends the CSA with respect to medical marijuana, as to the timing or scope of any such amendments there can be no assurance, there is a risk that federal authorities may enforce current federal law. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain. Because we have plans to enter into a business where we process, sell and distribute medical marijuana, we have risks that we will be deemed to facilitate the selling or distribution of medical marijuana in violation of federal law. This would cause a direct and adverse effect on our subsidiaries’ businesses, or intended businesses, and on our revenue and prospective profits.

The Farm Bill recently passed, and undeveloped shared state-federal regulations over hemp cultivation and production may impact our business.

The Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. The details and scopes of each state’s plans are not known at this time and may contain varying regulations that may impact our business. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve it. There can be no guarantee that any state plan will be approved. Review times may be extensive. There may be amendments and the ultimate plans, if approved by the states and the USDA, may materially limit our business depending upon the scope of the regulations.

Even though, relative to our hemp business activities, we do not cultivate, process, market or distribute cannabis or any products that contain cannabis, some of our customers for our hemp business may in the future engage in such activities. Cannabis, as not strictly defined in the 2018 Farm Bill, is a Schedule-I controlled substance and is illegal under federal law. Even in those states where the use of cannabis, as not strictly defined in the 2018 Farm Bill, has been legalized, its use remains a violation of federal law. A Schedule I controlled substance is defined as a substance that has currently no accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”

Laws and regulations affecting our industry to be developed under the Farm Bill are in development

As a result of the Farm Bill’s recent passage, there will be a constant evolution of laws and regulations affecting the hemp industry that could detrimentally affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

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The approach to the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business.

As a result of the conflicting views between state legislatures and the federal government regarding cannabis, as not strictly defined in the 2018 Farm Bill, investments in, and the operations of, cannabis businesses in the U.S. are subject to inconsistent laws and regulations. Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our operations. Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

The possible FDA Regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the cannabis industry generally, which could directly affect our financial condition

The Farm Bill established that hemp containing less the 0.3% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, our powdered drink products, which we plan to introduce will likely contain CBD and may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration, as may be prescribed by the FDA, we may be unable to continue to operate segments of our business.

RISKS ASSOCIATED WITH BANK AND INSURANCE LAWS AND REGULATIONS

We and our customers may have difficulty accessing the service of banks, which may make it difficult to sell our products and services and manage our cash flows.

Since the commerce in cannabis, as not strictly defined in the 2018 Farm Bill, is illegal under federal law, federally most chartered banks will not accept deposit funds from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for our customers to operate. There does appear to be recent movement to allow state-chartered banks and credit unions to provide banking to the industry, but as of the date of this report there are only nominal entities that have been formed that offer these services. Further, in a February 6, 2018, Forbes article, United States Secretary of the Treasury, Steven Mnuchin, is reported to have testified that his department is “reviewing the existing guidance.” But he clarified that he doesn’t want to rescind it without having an alternate policy in place to address public safety concerns.

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Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the U.S. Bank Secrecy Act. Despite guidance from the U.S. Department of the Treasury suggesting it may be possible for financial institutions to provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act, banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing banking relationships. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan. Similarly, many of our customers are directly involved in cannabis sales and further restrictions to their ability to access banking services may make it difficult for them to purchase our products, which could have a material adverse effect on our business, financial condition and results of operations.

We are subject to certain federal regulations relating to cash reporting.

The Bank Secrecy Act, enforced by FinCEN, requires us to report currency transactions in excess of $10,000, including identification of the customer by name and social security number, to the IRS. This regulation also requires us to report certain suspicious activity, including any transaction that exceeds $5,000 that we know, suspect or have reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements and to verify sources of funds. Substantial penalties can be imposed against us if we fail to comply with this regulation. If we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, financial condition and results of operations.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

RISK ASSOCIATED WITH OUR INDUSTRY

Our Business Can be Affected by Unusual Weather Patterns

Hemp cultivation can be impacted by weather patterns and these unpredictable weather patterns may impact our ability to harvest hemp. In addition, severe weather, including drought and hail, can destroy a hemp crop, which could result in us having no hemp to harvest, process and sell. If our suppliers are unable to obtain sufficient hemp from which to process CBD, our ability to meet customer demand, generate sales, and maintain operations will be impacted.

Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell.

Demand for our products is often affected by general economic conditions as well as product-use trends in our target markets. These changes may result in decreased demand for our products. The occurrence of these conditions is beyond our ability to control and, when they occur, they may have a significant impact on our sales and results of operations. The inability or unwillingness of our customers to pay a premium for our products due to general economic conditions or a downturn in the economy may have a significant adverse impact on our sales and results of operations.

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Changes within the cannabis industry may adversely affect our financial performance.

Changes in the identity, ownership structure and strategic goals of our competitors and the emergence of new competitors in our target markets may harm our financial performance. New competitors may include foreign-based companies and commodity-based domestic producers who could enter our specialty markets if they are unable to compete in their traditional markets. The paper industry has also experienced consolidation of producers and distribution channels. Further consolidation could unite other producers with distribution channels through which we intend to sell our products, thereby limiting access to our target markets.

We are subject to certain tax risks and treatments that could negatively impact our results of operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking-controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them an advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products less desirable to consumers or obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. The continued growth of the Internet and intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our products. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our products. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our products and services or infrastructures to adapt to these changes.

We also expect that new competitors may introduce products or services that are directly or indirectly competitive with us. These competitors may succeed in developing products and services that have greater functionality or are less costly than our products and services and may be more successful in marketing such products and services. Technological changes have lowered the cost of operating, communications and computer systems and purchasing software. These changes reduce our cost of selling products and providing services, but also facilitate increased competition by reducing competitors’ costs in providing similar products and services. This competition could increase price competition and reduce anticipated profit margins.

RISKS RELATED TO OUR COMMON STOCK

We may need additional capital that will dilute the ownership interest of investors.

We may require additional capital to fund our future business operations. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our shares of common stock, who may experience dilution of their ownership interest of our shares of Common Stock. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional shares of Common Stock by our board of directors may have the effect of further diluting the proportionate equity interest and voting power of holders of our shares of Common Stock.

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We will be controlled by existing shareholders after this offering.

Upon the completion of this Offering, the directors and officers currently in place will continue to oversee the Company’s operations.

As a result, our directors and officers will likely have a significant influence on the affairs and management of the Company, as well as on all matters requiring stockholder approval, including electing and removing members of its board of directors, causing the Company to engage in transactions with affiliated entities, causing or restricting the sale or merger of the Company and changing the company’s dividend policy. Such concentration of ownership and control could have the effect of delaying, deferring or preventing a change in control of the Company, even when such a change of control would be in the best interests of the company’s other stockholders.

We have the ability to issue additional shares of our shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 290,000,000 shares of Common Stock. The power of the Board of Directors to issue shares of Common Stock, preferred stock or warrants or options to purchase shares of Common Stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our shares of Common Stock, or shares of preferred stock that may be convertible into Common Stock, may have the effect of diluting your investment.

Our shares of Common Stock qualify as a penny stock. As such, we are subject to the risks associated with "penny stocks". Regulations relating to "penny stocks" limit the ability of our shareholders to sell their shares and, as a result, our shareholders may have to hold their shares indefinitely.

Our shares of Common Stock are deemed to be "penny stock" as that term is defined in Regulation Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks: (a) with a price of less than $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Securities Exchange Act of 1934 and Regulation 240.15g(c)2 of the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our shares of Common Stock are urged to obtain and read such disclosure carefully before purchasing any shares of Common Stock that are deemed to be "penny stock".

Moreover, Regulation 240.15g-9 of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our shares of Common Stock to resell their shares to third parties or to otherwise dispose of them. Holders should be aware that, according to SEC Release No. 34-29093, dated April 17, 1991, the market for penny stocks suffers from patterns of fraud and abuse.

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Our Management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, Management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock and to deposit certificates in paper form or to clear shares for trading under Safe Harbor exemptions and regulations for unregistered shares.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker- dealers to recommend that their customers buy our shares of Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares. FINRA requirements make it more difficult for our investors to deposit paper stock certificates or to clear our shares of Common Stock that are transferred electronically to brokerage accounts. There can be no assurances that our investors will be able to clear our shares for eventual resale.

Costs and expenses of being a reporting company under the 1934 Securities Exchange Act may be burdensome and prevent us from achieving profitability

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and parts of the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

RISKS RELATED TO THE OFFERING

Since our shares of Common Stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our shares of Common Stock are thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): the trading volume of our shares, the number of analysts, market-makers and brokers following our shares of Common Stock, new products or services introduced or announced by us or our competitors, actual or anticipated variations in quarterly operating results, conditions or trends in our business industries, additions or departures of key personnel, sales of our shares of Common Stock and general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our Common Stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our shares of Common Stock are thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our shares of Common Stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Markets Pink and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

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Our existing directors, executive officers and principal stockholders will continue to have substantial control over us after this offering, which could limit your ability to influence the outcome of key transactions, including a change of control.

After this offering our directors, executive officer, principal stockholders and their affiliates will beneficially own or control, directly or indirectly, a significant majority of our shares. As a result, these stockholders, acting together, could have significant influence over the outcome of matters submitted to our stockholders for approval, including the election or removal of directors, any amendments to our certificate of incorporation or bylaws and any merger, consolidation or sale of all or substantially all of our assets, and over the management and affairs of our company. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company or discouraging others from making tender offers for our shares and might affect the market price of our common stock.

Because we do not expect to pay any dividends on our common stock for the foreseeable future, investors in this offering may never receive a return on their investment.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

There could be unidentified risks involved with an investment in our securities

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe this and the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This Prospectus may contain certain “forward-looking” statements as such term is defined by the SEC in its rules, regulations and releases, which represent the registrant’s expectations or beliefs, including but not limited to, statements concerning the registrant’s operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the registrant’s control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the Company and its subsidiary, volatility of stock price, federal enforcement and state enforcement, and any other factors discussed in this and other registrant filings with the Securities and Exchange Commission.

The risks and uncertainties and other factors include but are not limited to those set forth under “Risk Factors” of this Prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this Prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Prospectus.

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Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this Prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The Selling Stockholders are selling all of the shares of our Common Stock covered by this Prospectus for their own accounts. Accordingly, we will not receive any proceeds from the resale of our Common Stock by the Selling Stockholders.

However, we will receive proceeds from any sale of the shares of Common Stock under the Public Offering. We estimate that the net proceeds to us from the sale of our common stock in the Public Offering will be approximately $640,000, based on an assumed initial public offering price of $0.032 per share. Each $0.01 increase (decrease) in the assumed offering price of $0.032 per share would increase (decrease) the net proceeds to us from this offering by approximately $200,000, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and estimated offering expenses payable by us. We estimate our total offering registration costs to be approximately $120.56 and our legal and auditor related fees will be $6,000 equaling at total expense to the Company of $6,120.56 relating to the registration, which will be paid from existing corporate funds, thus not affecting the proceeds of this offering. Similarly, each increase (decrease) of one million shares in the number of shares of common stock offered by us would increase (decrease) the net proceeds that we receive from this offering by approximately $200,000, assuming the assumed offering price remains the same and after deducting expenses payable by us.

Proceeds from the Public Offering will be used for general working capital, purchase of capital equipment to enter new business areas and research and development, as set forth below. We intend to use none of the net proceeds of this offering to repay outstanding debt.

Percentage of Offering Shares Sold	100%	75%	50%	25%

Accounting, Audit, Transfer Agent, Edgar Agent, and Other Fees associated with being a publicly traded company	$80,000	$60,000	$40,000	$20,000

Equipment	$140,000	$110,000	$70,000	$35,000

Hiring Personnel	$100,000	$60,000	$50,000	$25,000

Product Supplies	$40,000	$30,000	$20,000	$10,000

Inventories	$80,000	$80,000	$40,000	$20,000

Working Capital	$200,000	$150,000	$100,000	$50,000

Total Use of Proceeds	$640,000	$480,000	$320,000	$160,000

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The Company anticipates the estimated $640,000 gross proceeds from the Maximum Offering will enable it to continue its research and development effort, launch its nutraceutical product lines and fund its other capital needs for the next fiscal year.

In the event that the Maximum Offering is not completed, the Company will likely be required to seek additional financing as the Company needs a minimum of approximately $640,000 in gross proceeds to implement its stated business plan and support its operations over the next twelve months. There can be no assurance that additional financing will be available when needed, and, if available, that it will be on terms acceptable to the Company.

DETERMINATION OF OFFERING PRICE

Our shares of Common Stock are currently listed on the OTC Markets Pink under the symbol “MCTC”. The proposed offering price of the Shares is $0.032 and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, on the basis of the average of the transaction prices of the shares of Common Stock of the Company as reported on the OTC Markets Group, Inc, for the last two years.

THE OFFERING

This prospectus relates to:

1)	The offer and sale from time to time of up to 13,156,667 of the Company’s common shares by the Selling Shareholders. The Selling Shareholders may use a variety of methods when selling shares. The 13,156,667 shares being offered by the Selling Shareholders will represent approximately 6.1% of the 215,614,599 shares of Common Stock issued and as of the date of this Prospectus.

2)	The offer and sale from time to time of up to 20,000,000 of the Company’s common shares by the Company. We intend to offer and sell these shares through our officers and directors who will receive no compensation or fees with the offers and/or sales. The 20,000,000 shares being offered by the Company will represent approximately 9.27% of our 215,614,599 Common Stock issued and as of the date of this Prospectus.

3)	The total of 33,156,667 shares included in this Offering, including the 13,156,667 shares being offered by the Selling Shareholders and the 20,000,000 common shares offered by the Company will represent approximately 15.37% of our shares of Common Stock issued and as of the date of this Prospectus.
4)

Common Shares Outstanding Prior to the Offering: 215,614,559

Common Shares to be Outstanding After to the Offering: 235,614,599

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DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock is currently listed on the OTC Markets Pink quotation system under the symbol MCTC. We have issued 215,614,599 common shares as of September 6, 2019 . Of these common shares 198,499,599 are restricted as of the filing.

There are 8.4 million warrants outstanding enabling the holders of the warrants to purchase 8.4 million common shares at $0.15. The options expire one year after issuance. See “Outstanding Warrants” on Page 23 for further information.

There are no outstanding shares of preferred stock, options, notes payable convertible into capital stock, or other securities that are convertible into shares of common stock.

Holders

We had 240 shareholders of record of our common stock as of September 9, 2019 .

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Dividends

Please see “Dividend Policy” above.

DILUTION

The 20,000,000 of the Company’s common shares by the Selling Shareholders will result in dilution for existing common shareholders.

Prior to the Offering, just prior to The Offering there are 215,614,599 common shares outstanding. The 20,000,000 of the Company’s common shares being offered by the Company represent dilution to common shareholders will result in a new total for outstanding and issued common shares of 235,614,599.

The following table illustrates dilution to investors on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering:

Percentage of Offering Shares Sold	100%	75%	50%	25%
Offering price per share	0.032	0.032	0.032	0.032
Net tangible book value per share before offering	(0.00007)	(0.00007)	(0.0007)	(0.00007)
Increase per share attributable to investors	0.032	0.024	0.016	0.008
Pro forma net tangible book value per share after offering	0.032	0.029	0.016	0.008

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SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of September 9, 2019 , by the Selling Security Holders prior to the offering contemplated by this prospectus, the number of shares each Selling Security Holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person or his/her spouse has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be dee med to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

In total 13,156,667 shares are being registered by the Selling Shareholders. Of these shares, 10,800,000 were purchased in private transactions and 2,356,667 were acquired for services in lieu of cash compensation. The Company will not receive any proceeds from the sale of the Selling Shareholder shares. The Selling Shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The Selling Shareholders, who are deemed to be statutory underwriters, will offer their shares at market prices from time to time through various methods, including, but not limited to ordinary broker’s transactions, privately negotiated transactions or through sales to one or more dealers for resale. None of the Selling Security Holders is a registered broker-dealer or an affiliate of a registered broker-dealer.

The percentages below are calculated based on 215,614,599 shares of our common stock issued and outstanding as of September 9, 2019 , and an additional 20,000,000 shares of common stock being issued as part of the Primary Offering, representing a total share count used below of 235,614,599.

Name of Selling Security Holder	Number of Shares Owned by the Selling Security Holder	Number of Shares offered by Selling Security Holder	Number of Shares Held After the Offering	Percentage of Total Issued and Outstanding after the Offering

Robert L. Hymers III (1)	43,333,333	2,666,667	40,666,666	17.26%
Edwards Manolos (2)	43,333,333	2,666,667	40,666,666	17.26%
Dan Van Nguyen (3)	43,333,333	2,666,667	40,666,666	17.26%
Arman Tabatabaei (4)	12,000,000	1,000,000	11,000,000	4.67%
Ehsan Tabatabaei (5)	5,000,000	833,333	4,166,667	1.77%
Hampton Growth Resources	1,000,000	333,333	666,667	0.28%
Dillon Jordan	1,400,000	466,667	933,333	0.40%
Damon Kidwell	1,000,000	333,333	666,667	0.28%
Paladin Advisors LLC	2,000,000	666,667	1,333,333	0.57%
Justin Costello	2,000,000	133,333	1,866,667	0.79%
Giovanni Pierce	1,200,000	80,000	1,120,000	0.48%
Tad Mailander	500,000	83,333	416,667	0.18%
Thomas Shea	500,000	83,333	416,667	0.18%
Jim Riley	1,500,000	100,000	1,400,000	0.59%
Kirby & Padgett, LLC (6)	650,000	130,000	520,000	0.26%
Jonathan Lin	2,000,000	666,667	1,333,333	0.57%
Vicki T. Nguyen	1,000,000	333,333	666,667	0.28%

Notes on Selling Shareholders:

(1) Robert L. Hymers III is a director of the Company

(2) Edward Manolos is a director of the Company

(3) Dan Van Nguyen is a director of the Company

(4) Arman Tabatabaei is Chairman, CEO, CFO and Secretary of the Company

(5) Ehsan Tabatabaei is the brother of CEO, Arman Tabatabaei and an unaffiliated shareholder

(6) Melissa Riddel is a consultant to the Company. Her firm is Kirby & Padgett, LLC.

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PLAN OF DISTRIBUTION

The Primary Offering shares will be sold in a “direct public offering” through our officer and director, Arman Tabatabaei, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Tabatabaei will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Tabatabaei intends to sell the shares being registered according to the following plan of distribution:

Shares will be offered to friends, family, business associates and other associates of Mr. Tabatabaei

Mr. Tabatabaei will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sale of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•	he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and
•	he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. Tabatabaei will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii). Neither Mr. Tabatabaei, nor any of his affiliates, will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a simple subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this Prospectus is a part. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

●	prospectus, with subscription agreement, is delivered by the Company to each offeree;
●	the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is faxed to counsel for review;
●	each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;
●	once approved by counsel, the subscription is accepted by Mr. Tabatabaei, and the funds deposited into an account labeled: Action Nutraceuticals, Inc., a wholly owned subsidiary of MCTC Holdings, Inc. within four (4) days of acceptance;
●	subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

The Selling Security Holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. The Selling Security Holders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	to cover short sales made after the date that this prospectus is declared effective by the Commission;
●	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

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Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders, or, if any broker-dealer acts as an agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 462(c) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Pink at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

Upon our being notified in writing by a Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a post-effective amendment to this prospectus will be filed, if required, pursuant to Rule 462(c) under the Securities Act, disclosing (i) the name of each such Selling Security Holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of our common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s). In addition, upon our being notified in writing by a Selling Security Holder that a donee or pledgee intends to sell more than 500 shares of our common stock, a post-effective amendment to this prospectus will be filed if then required in accordance with applicable securities law.

Prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from FINRA.

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The Selling Security Holders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Security Holder and/or the purchasers. Each Selling Security Holder has represented and warranted to us that it acquired the securities subject to this prospectus in the ordinary course of such Selling Security Holders business and, at the time of its purchase of such securities such Selling Security Holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Security Holder that it may not use shares registered on this prospectus to cover short sales of our common stock made prior to the date on which this prospectus shall have been declared effective by the Commission. If a Selling Security Holder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Security Holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations there under promulgated, including, without limitation, Regulation M, as applicable to such Selling Security Holders in connection with resales of their respective shares under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

All sales by the Company to the public through direct Primary Offering will be issued directly from the Company to the subscriber as a proceeds-generating offering for the Company.

Certain Relationships and Related Transactions

On July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a company owned by our CEO, Arman Tabatabaei. The value of the transaction value was nominal, at only one thousand dollars ($1,000). Therefore, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 \- (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons” that would require specific disclosure under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

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DESCRIPTION OF SECURITIES

General

The Company is authorized to issue 290,000,000 shares of $0.0001 par value shares of Common Stock and 10,000,000 shares of $0.0001 par value Preferred Stock. As of September 9, 2019 , the Company had 215,614,599 shares of Common Stock outstanding and 0 shares of Class A Preferred Common Stock

Our Board of Directors has created a class of shares of Common Stock designated as the shares of Common Stock. Each share of Common Stock entitles the holder to one vote on all matters on which holders are permitted to vote, including the election of directors. The Company’s shares of Common Stock do not have cumulative voting rights.

Subject to the preferences that may be applicable to any outstanding classes of stock, the holders of the shares of Common Stock will share equally on a per share basis any dividends, when and if declared by the Board of Directors out of funds legally available for that purpose. If the Company is liquidated, dissolved, or wound up, the holders of the shares of Common Stock will be entitled to a ratable share of any distribution to shareholders, after satisfaction of all the Company’s liabilities and of the prior rights of any outstanding classes of the Company’s stock. Shares of Common Stock carry no preemptive or other subscription rights to purchase shares of the Company’s stock and are not convertible, redeemable, or assess-able.

A total of 190,000,000 Shares of Common Stock have been authorized, and 215,614,599 shares of Common Stock have been issued and are outstanding.

Class A Preferred Stock

The Company has 10,000,000 shares of Preferred Stock authorize, with 0 issued and outstanding.

Outstanding Warrants

During July and August of 2019, we issued 8,4000,000 warrants as part of a private placements in which we sold units consisting of a share of common stock and one warrants, each such warrant is exercisable for a share of common stock at an exercise price of  $0.15 per share. These warrants expire one year after issuance as outlined in the below table. As of the date this filing there are 8,400,000 warrants outstanding.

Table of Outstanding Warrants as of September 9, 2019,

Date of Grant	# of Warrants Granted	Expiration Date of Warrants

07-03-2019	2,000,000	07-03-2020
07-10-2019	1,000,000	07-10-2020
07-16-2019	1,400,000	07-16-2020
07-19-2019	1,000,000	07-19-2020
08-15-2019	2,000,000	08-15-2020
08-19-2019	1,000,000	08-19-2020
Total	8,400,000

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Options

There are no outstanding options.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Company, with offices at:

6725 Via Austi Parkway

Suite 300

Las Vegas, NV 89119

INTERESTS OF EXPERTS

The consolidated financial statements of the Company as of and for the years ended August 30, 2018 and 2017 appearing in this Prospectus and the Registration Statement of which it is a part, have been audited Boyle CPA, LLC, an independent registered public accounting firm, as set forth in their report dated November 27, 2018 (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein.

INFORMATION WITH RESPECT TO THE REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF MCTC, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company History

Our principal executive office is currently located at 520 S Grand Avenue, Suite 320, Los Angeles, California 90071. Our telephone number is (310) 986-4929 and our website is accessible at www.cannabisglobal.com. Unless expressly noted, none of the information on our website is part of this Prospectus or any Prospectus Supplement.

Our shares of Common Stock are listed on the OTC Markets Pink, operated by OTC Markets Group, Inc., under the ticker symbol “MCTC.”

On August 9, 2019, our board of directors determined the Company no longer meets the definition of a Shell Company as defined in Item 1101(b) of Regulation AB ( § 229.1101(b) of this chapter), which defines a Shell Company as one that has: 1) No or nominal operations; and 2) Either: (i) No or nominal assets; (ii) Assets consisting solely of cash and cash equivalents; or (iii) Assets consisting of any amounts of cash and cash equivalents and nominal other assets. By way of the Company: 1) beginning business activities and operations, 2) hiring its CEO, 3) appointing a highly experienced board of directors, 4) retaining consultants, 5) signing two property leases, 6) approval of budgets and business plans for several initiatives, 6) production of product samples, 7) sales initiatives to prospective customers, and other related business activities, the board of directors believes such activities are qualified as non-nominal operations and therefore the board of directors declared its believe the Company is no longer defined by Item 1101(b) of Regulation AB ( § 229.1101(b) of this chapter).

On August 9, 2019, the Company filed completed a DBA filing within California registering the operating name Cannabis Global. On July 1, 2019, the Company entered into a 100% business acquisition with Action Nutraceuticals, Inc., a company owned by our current CEO, Arman Tabatabaei. The transaction value was nominal, at only One Thousand Dollars ($1,000) thus, the Company believes the business acquisition of Action Nutraceuticals, Inc. is a transaction NOT defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons that would require specific disclosure under the section cited. Regardless, of the requirements of 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, the Company makes this disclosure. No intellectual property, patents or trademarks were acquired in the transaction.

On July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a company owned by our CEO, Arman Tabatabaei. The value of the transaction value was nominal, at only one thousand dollars ($1,000). Therefore, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 \- (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons” that would require specific disclosure under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

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On or about June 27, 2018, we changed domiciles from the State of Nevada to the State of Delaware and thereafter reorganized under the Delaware Holding Company Statute Delaware General Corporation Law Section 251(g). On or about July 12, 2018, two subsidiaries were formed for the purpose of effecting the reorganization. We incorporated MCTC Holdings, Inc. and MCTC Holdings Inc. incorporated MicroChannel Corp.. We then effected a merger involving the three constituents and under the terms of the merger we were merged into MicroChannel Corp., with MicroChannel Corp. surviving and our separate corporate existence ceasing. Following the merger MCTC Holdings, Inc. became the surviving publicly traded issuer and all of our assets and liabilities were merged into MCTC Holdings, Inc.’s wholly owned subsidiary MicroChannel Corp. Our shareholders became the shareholders of MCTC Holdings, Inc. on a one for one basis. On June 7, 2018, there was a change of control for MCTC Holdings Inc. in which the subsidiary Microchannel Corp. was spun out to the prior shareholders and is no longer part of MCTC Holdings, Inc.

On January 14, 2009, Octillion Corp. (Symbol: OCTL), parent company of MicroChannel announced that it had changed its name to New Energy Technologies, Inc. (Symbol: NENE) (“New Energy”). The name change became effective on the Over-the-Counter Bulletin Board at the opening of trading on January 14, 2009. On June 24, 2008, MicroChannel announced that it initiated trading of its stocks on the OTC Bulletin Board under the stock symbol “MCTC”. On August 22, 2007, by corporate action taken by MicroChannel’s executive team and board members, the company amended its Articles of Incorporation to increase its authorized capital stock to 300,000,000 million shares of common stock, $0.0001 par value per share. As of September 25, 2007, there were 1,000,000 shares of common stock were issued and outstanding; there were no preferred shares issued and outstanding. The directors and sole shareholder have approved a forward split of their issued and outstanding shares of common stock on the basis of 538,646 for 1 for the purpose of effecting the distribution.

On April 4, 2005, MultiChannel changed its name to MicroChannel Technologies Corporation. The Company’s original name was MultiChannel Technologies Corporation (“MultiChannel”) which was incorporated on February 28, 2005 under the laws of the State of Nevada (U.S.A.) and was originally formed as a wholly-owned subsidiary of Octillion Corp. (“Octillion”). Octillion (a Canadian company was trading in the OTC Markets under the symbol “OCTL”). At the time of Octillion’s existence, Octillion was a development stage technology company focused on the identification, acquisition and development of emerging solar energy and solar related technologies and products.

Our Business Summary

We are a developmental company primarily focused on creation and commercialization of engineered technologies to deliver hemp extracts and cannabinoids to the human body. Additionally, we plan to develop consumer products, based on these and other technologies.

Our R&D programs included the following;

1)	Development of new routes and vehicles for hemp extract and cannabinoid delivery to the human body.

2)	Production of unique polymeric nanoparticles and fibers for use in oral and dermal cannabinoid delivery.

3)	Research and commercialization of new methodologies to isolate and/or concentrate various cannabinoids and other substances that comprise industrial hemp oil and other extracts.

4)	Establishment of new methods to increase the bioavailability of cannabinoids to the human body through utilization of proven bioenhancers, including d-α-Tocopherol polyethylene glycol 1000 succinate (TPGS), which is widely used as a water-soluble vitamin E formulation.

5)	Development of other novel inventions for the delivery of cannabinoids to the human body, which at this time are considered trade secrets by the Company.

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Industry Overview

By all measures, the market for hemp and cannabis, and for products based on extracts of hemp and cannabis, is expected to grow substantially over the coming years. Arcview Market Research and BDS Analytics are forecasting the combined market to reach nearly $45 billion within the U.S. in the year 2024. While much of this market is expected to be comprised of high potency THC-based products that will be sold in licensed dispensaries, the research firms are still predicting the market to grow to $5.3 billion, $12.6 billion, and $2.2 billion by 2024 for the product areas of low THC cannabinoids, THC-free Cannabinoids and pharmaceutical cannabinoids, respectively.

Industrial Hemp (Cannabis sativa L.) has been cultivated by humans for thousands of years. Hemp was originally cultivated as a source of fibers with most of this early cultivation occurring in temperate climates, thus most genotypes had very low tetrahydrocannabinol (THC) content. Hemp was introduced into North America in the early part of the 17th century and it played an important part in early American agriculture throughout the 18th and 19th centuries, with cultivation in virtually every one of the original American colonies.

North American hemp was not only utilized for fibers, but hemp seed oil became an important industrial input that was used in inks, paints, varnishes and many other products. The proliferation of cotton cultivation and the significant profitability of tobacco cultivation in the mid-1800s led to a sharp decline in hemp production. From the mid 1800s through the pre-World War II period, hemp cultivation continued at relatively low levels. During World War II, hemp production increased to meet the military needs for fibers to support various industrial production.

The early 1930’s as a period when higher THC strains of cannabis native to southeast Asia were introduced to North America and Western Europe and as a result, psychoactive effect producing strains became tied to the very low THC containing industrial strains that were being cultivated in North America. This resulted in efforts to prohibit the cultivation and possession of Cannabis sativa L. in the United States.

Since 1937, Cannabis sativa L. has been a federally regulated Schedule I drug under the Controlled Substances Act, 21 U.S.C. § 811 (the “CSA”), regulated by the Drug Enforcement Agency (the “DEA”).

It was not until 2014 when a distinction between the use of Cannabis sativa L. for medical, recreational, and industrial purposes was made via Section 7606 of the Agricultural Act of 2014, which cleared a legal path for industrial hemp to be grown in three limited circumstances, 1) by researchers at an institute of higher education, 2) by state departments of agriculture, or 3) by farmers participating in a research program permitted and overseen by a state department of agriculture.

In 2016 the DEA, U.S. Department of Agriculture, and the Food and Drug Administration (FDA) issued a joint statement detailing the guidelines for growth of industrial hemp as part of state-sanctioned research programs. Those guidelines state that hemp can only be sold in states with pilot programs, plants and seeds can only cross state lines as part of permitted state research programs, and seeds can only be imported by individuals registered with the DEA.

We believe the recent passage of the 2018 Farm Bill will allow the Company to expand its marketplace opportunities. On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, and hemp-derived CBD were classified as a Schedule I controlled substances, and so illegal under the CSA. With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation and would be an illegal Schedule 1 drug under the CSA.

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Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under the Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3% THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is still a lot to learn about hemp and its products from commercial and market perspectives.

FDA Regulation of Hemp Extracts

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

The FDA has not approved cannabis, marijuana, hemp or derivatives as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our products that contain CBD derived from industrial hemp or cannabis delivered in the State of California. Further, our products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

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The FDA has concluded that products containing cannabis or industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing cannabis, CBD or derivatives are Schedule 1 drugs under the Controlled Substances Act, and so are illegal. Our products containing CBD derived from industrial hemp or cannabis delivered in the State of California are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning generally cannabis and products containing hemp derived CBD, and may choose to enact regulations that are applicable to such products. In this event, our industrial hemp based products containing CBD and cannabis may be subject to regulation (See Risk Factors).

Hemp Extract, CBD and Cannabinoid Nutraceuticals

Effective on July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a California Corporation (“Action Nutraceuticals”) and its assets from our CEO, Arman Tabatabeai. Action Nutraceuticals is a developmental stage company engaged in research and development relating to powdered soft drink, coffee, and tea mixes containing non-psychoactive CBD. The value of the transaction value was nominal, at only one thousand dollars ($1,000). Therefore, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 \- (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons” that would require specific disclosure under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

The Company’s research and development efforts relative to the production of nutraceuticals will center on methodologies to infuse hemp extracts, CBD and other cannabinoids into highly bioavailable powders that will then be added to nutraceuticals, foods and beverages.

The Company plans to utilize its internally-developed infusion technologies, technical knowhow and equipment acquired from Action Nutraceuticals to manufacture and sell consumer-oriented powdered drink mixes that include industrial hemp derived, non-psychoactive CBD as an ingredient. All products sold are being specifically developed with a composition containing less than three-tenths of one percent (0.3%) of THC concentration by dry weight. The value of the transaction value was nominal, at only one thousand dollars ($1,000). Therefore, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 \- (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons” that would require specific disclosure under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

We plan to market these products directly through our website and as “white labeled” products to other brands and companies that market similar products or brands.

The Company has put into place a product production and R&D agreement with Cannabis Nanosciences, Inc., a Nevada Corporation (“Cannabis Nanosciences”) (the “Cannabis Nanosciences Agreement”) to produce products for the Company and to jointly research and develop new methods to infuse foods, beverages, cosmetics, nutraceuticals, and topicals with cannabinoids. Relative to product production, Cannabis Nanosciences will receive a royalty equal to thirty percent (30%) of the gross margins generated by the Company directly relating to all products produced by Cannabis Nanosciences for the Company and for all future products produced by Cannabis Nanosciences for the Company. Under the terms of the agreement, Cannabis Nanosciences will be responsible for product design, formulation, production, packaging and quality control. The Company will be responsible for maintaining the lease on the production facility, product distribution, contract labor for production, product sales, working capital availability and all other costs associated with production, distribution and operation of the business.

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The Company has entered into a lease for a production and warehouse facility located in Los Angeles, California to produce such products. The term of the lease is 12 months at $3,600 per month, beginning August 2019.

A late summer of 2019 product launch is planned for the product lines.

Methods for Industrial Hemp Cultivation in the Southern and Central Agro-Climatic Zones of California Research Program

The Company is in the process of researching and developing methodologies to effectively cultivate, process and distribute industrial hemp within the southern and central agro-climatic zones of California. Efforts toward this goal have centered on efforts to develop and test methods to germinate industrial hemp seedlings. Thus far, the Company has begun efforts to germinate approximately 180,000 industrial hemp plants. These efforts are in development stages. The Company plans to possibility utilize the knowledge gained through this initiative to cultivate industrial hemp in the future at possible locations in southern and central California.

There can be no assurance the research and development of methods for industrial hemp cultivation in the southern and central agro-climatic zones of California will be successful and there can be no assurance any business opportunities will result from these efforts. Please see the section labeled “Risk Factors to our Business” for additional information.

Cannabinoid Isolation and Hemp Extract Fractionalization Research Program

The Company has implemented an active program to develop new technologies and methodologies to isolate the various cannabinoids and other substances that make up industrial hemp oil and to possibly commercialize any such methods.

Raw or semi-refined oils and extracts of industrial hemp are comprised of many substances including fatty acids, proteins, waxes, cannabinoids, and other substances. While there is an active market for these raw or semi refined oils, there is an increasing demand for the isolated components. In many cases these isolated components, such as cannabidiol, sell for significantly higher prices on a per weight basis than does the raw or semi refined oil or the unprocessed biomass. Thus, the value of the raw or semi-refined oils can be significantly increased by isolating the more valuable component parts. In other cases, hemp extracts and oils are more valuable if certain components are isolated and then removed. This process is often referred to as remediation.

The Company is working to develop the technologies required for such component isolation and/or remediation. Based on the degree of success obtained, the Company is thought to have several options for revenue generation, including, but not limited to, 1) a sale of developed intellectual property, if any, 2) sales of developed equipment, if any, to other parties that wish to engage in the business of hemp oil component isolation, or 3) sales of the hemp oil components into the marketplace.

Management of the Company believes participation in ventures for the developed technologies and methodologies could be lucrative, although the Company has not entered into any such relationships. There can be no assurance the Company will achieve any level is success relative to these endeavors. Please see the section labeled “Risk Factors to our Business” for additional information.

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Polymeric Nanoparticles and Polymeric Nanofibers Research Program

Relative to the Cannabis Nanosciences Agreement, the Companies agreed to collaborate relative to the development and possible commercialization of hemp extract and cannabinoid polymeric nanoparticles, in addition to the possible development and commercialization of polymeric nanofibers.

Polymeric nanoparticles are very small solid particles with a size in the range of 10–1000 nanometers (nm or billionth of a meter), and are made of biodegradable and biocompatible polymers or copolymers, in which cannabinoids or other active ingredients can be entrapped or encapsulated. Polymeric nanoparticles are noted for have attractive characteristics, such as small size, near water solubility, high degrees of bioavailability, long shelf life and stability during storage. These properties are thought to be especially beneficial relative to delivery of cannabinoids and hemp extracts to the human body.

Polymeric nanofibers are fibers with diameters several orders of magnitude smaller than conventional fibers, typically in the size range of a few nanometers to one micrometer. Due to their large surface areas per unit mass and extremely small pore size, these nanofibers demonstrate unique properties, making the technology especially well suited to transdermal delivery of active ingredients, including cannabinoids.

Via the Cannabis Nanosciences Agreement, the Company gained rights, at commercial rates, to integrate all nanoparticle and nanofibers developed by Cannabis Nanosciences on behalf of the Company. Upon availability, the Company plans to investigate integrating solid cannabinoid nanoparticles into our powdered drink mix products and possibly into future products.

There can be no assurance the Company will achieve any level is success relative its endeavors in the CBD/cannabinoid infused soft drink marketplace or relating to its relationship with Cannabis Nanosciences, Inc.

Please see the section labeled “Risk Factors to our Business” for additional information.

Edible, Dissolvable Film Enhanced with Solid Nanoparticles of Cannabinoids Research Program

The Company is seeking to commercialize a unique invention of edible, disposable film enhanced with solid nanoparticles of cannabinoids under an agreement with Kirby & Padgett, LLC a California limited liability company entered into during July of 2019, attached herein.

Management believes there are numerous applications for such a product, such as a container for ready-made foods, protein powders, vitamins, and nutraceuticals that can be simply dropped into cold beverages, thus allowing the consumer to avoid additional steps of mixing ingredients. Additionally, since the film is impregnated with what is believed to be highly bioavailable cannabinoids, the film will perhaps serve a dual purpose as a delivery vehicle for cannabinoids to the body. Future versions of the film could include ingredients such as vitamins, trace minerals or active pharmaceutical ingredients.

On June 6, 2019, the Company entered into a joint intellectual property ownership and consulting agreement with Kirby & Padgett, LLC, a California Limited liability company (“Kirby”) (the “Kirby Agreement”) in order to more fully develop and to commercialize the invention. Any intellectual property developed under the collaboration effort will be considered joint property with all rights, title and interest assigned jointly to the Company and Kirby. Each Party shall work with the other Party relative to all business and monetization of such new Joint Intellectual Property and neither Party shall have any preferred rights over the other. Additionally, Either party shall have the right to market the new invention with any and all revenues, costs and profits to be shared on a fifty percent/fifty percent (50%/50%) shares by the parties. All expenses will be agreed to in advance, with each Party sharing based on predetermined percentages of such expenses.

Please see the section labeled “Risk Factors to our Business” for additional information.

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Other Research and Development Initiatives

The Company is actively developing several other technologies for the delivery of hemp extracts and cannabinoids to the human body. These technologies involved several iterations and combinations of the technologies outlined above, in addition to other technologies under development. The Company plans to continue such research efforts in order to develop technologies, methods of manufacturing and products that are novel and to possibly protect such technologies, methods of manufacturing and products via U.S. and international patents and trademarks, and other forms of intellectual property protection.

Sales and Marketing

The Company has recently begun sales and marketing activities for its expected products and inventions with an emphasis on sales to beverage and food companies.

In the future, the Company plans to market its non-psychoactive hemp powdered drink markets via a “white label” strategy where the company will produce products, which will be marketed and sold by established companies and brands. In the future, the company also plans to market its own powdered drink brands to consumers directly through our own website and via sales into distributors and retailers.

Relative to the Company’s hemp cultivation and processing business operation, the Company is still in the formative stages of developing a sales and marketing strategy. The company plans to both market it’s harvested hemp biomass to processors who will then refine the biomass into marketable products. Additionally, the company may refine its hemp biomass internally marketing the outputs directly to consumers and/or companies who utilize such products as inputs to develop and produce other products to be utilized by consumers.

Please reference the section labeled “Risk Factors to our Business” for additional information.

Significant Customers

The company has no significant customers.

Intellectual Property Ownership

The Company owns no patents, trademarks or service marks. The Company has developed several technologies for which it plans to apply for patent protection over the coming months.

Competition

We are entering markets that are highly competitive.

Relative to our hemp cultivation and processing Business, there are many known competitors, many of which are well extinguished with considerable financial backing. We expect the quality and composition of the competitive market with in the hemp cultivation and processing environment to continue to devolve as the industry matures. Additionally increased competition is possible to the extent that new states and geographies into the marketplace as a result of continued enactment of regulatory and legislative changes that de-criminalize and regulate cannabis and hemp products, such as and including the 2018 Farm Bill. We believe the contemporaneous growth of the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our expected operations and results relating to hemp cultivation and processing business and joint venture.

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Relative to our non-psychoactive cannabis extract powdered drink business, there are relatively few market participants in this sector but, management of the Company believes the competitive situation will advance quickly over the coming months as new entrance target to this potentially lucrative market opportunity. Additionally, while the large beverage industry participants have yet to launch products in this area, we believe such market entrances are likely as the regulatory environment is clarified by the FDA. This could significantly affect our ability to achieve market success.

We believe the contemporaneous growth of the cannabis beverage sector and the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our expected operations and results relating to hemp cultivation and processing business and joint venture.

Employees

As of September 9, 2019 , the Company has one employee, CEO, Arman Tabatabaei. Additionally, the Company relies to the services of nine consultants who perform various tasks for the Company. None of our U.S employees are represented by a labor union..

Legal Proceeding

The Company is not a party to any legal proceedings or suits.

Market Information

Our common stock trades on the OTC Markets Pink under the stock symbol MCTC.

Transfer Agent

Pacific Stock Transfer Company, located at 6725 Via Austin Pkwy., #300, Las Vegas NV 89119 and telephone number of (702) 361-3033 is the registrar and transfer agent for our common stock. As of August 31, 2018, there were approximately 270 holders of record of our common stock.

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DESCRIPTION OF PROPERTY

Our headquarters are located at 520 S. Grand Avenue, Suite 320, Los Angeles, California 90071 where are we lease office space under a contract effective August 15, 2019, expiring on August 14, 2019. How are lease is for a one-year term and we pay $800 per month.

Our Company has also entered into a lease for a commercial food production facility, which is also located in Los Angeles, California. The one-year lease at rate of $3,300 per month was entered into as of August 2019.

We believe that our existing office facilities are adequate for our needs. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

LEGAL PROCEEDINGS

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. As of the date of this filing, there were no legal claims currently pending or threatened against us that in the opinion of Management would be likely to have a material adverse effect on our financial position, results of operations or cash flows.

There are no legal proceedings against the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Company is a reporting public company (a public company that is fully subject to the Securities and Exchange Commission's reporting requirements). Shares of Common Stock trades under the symbol "MCTC" on the OTC Markets Quotation System.

The OTC Markets Quotation System is quotation service that display real-time quotes, last-sale prices and volume information in over-the-counter equity securities. The market is limited for our stock and any prices quoted may not be a reliable indication of the value of our shares of Common Stock. The following Table 1sets forth the high and low bid prices per share of our shares of Common Stock by both the OTC Bulletin Board and OTC Markets for the periods indicated.

For the year ended August 31, 2017	High	Low
Fourth Quarter	$0.0025	$0.0006
Third Quarter	$0.0018	$0.0008
Second Quarter	$0.002	$0.0005
First Quarter	$0.002	$0.0005

For the year ended August 31, 2018	High	Low
Fourth Quarter	$0.034	$0.0101
Third Quarter	$0.073	$0.0153
Second Quarter	$0.09	$0.0018
First Quarter	$0.0045	$0.0011

For the nine months ended May 31, 2019	High	Low
Third Quarter	$0.049	$0.006
Second Quarter	$0.05	$0.005
First Quarter	$0.031	$0.0105

As of the previous trading close of the date of this filing, August 23, 2019 the shares traded at $ .032 bid and $0.045 ask price with a total of 62,130 shares traded.

Holders of Record

As of September 9, 2019, we have 215,614,599 shares of our Common Stock issued and outstanding held by approximately 270 shareholders of record.

Dividends

We have not paid, nor declared any cash dividends since our inception and do not intend to declare or pay any such dividends in the foreseeable future. Our ability to pay cash dividends is subject to limitations imposed by state law.

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MANAGEMENT'S DISCUSSION AND ANALYSIS

This discussion and analysis may include statements regarding our expectations with respect to our future performance, liquidity, and capital resources. Such statements, along with any other non-historical statements in the discussion, are forward-looking. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, factors listed in other documents we file with the SEC(the "SEC''). We do not assume an obligation to update any forward-looking statements. Our actual results may differ materially from those contained in or implied by any of the forward-looking statements contained herein.

Overview and Financial Condition

Going Concern

The Company sustained continued operating losses during the years ended August 31, 2018 and 2017 and the quarter ended May 31, 2019. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company's ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classifications of liabilities that may result, should the Company be unable to continue as a going concern.

Management is endeavoring to commence revenue-generating operations. While priority is on generating cash from operations through the sale of the Company's products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company's equity and/or debt securities, which may not be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our shareholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing shareholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our shares of Common Stock.

Results of Operations

       The following table sets forth the results of our operations for the periods ended August 31, 2018 and 2017. Certain columns may not add due to rounding.

	For the years ended August 31
	2018		2017
	$-		$-
Cost of goods sold:		-		-
Gross margin		-		-
Operating Expense		51,036		1,431

Loss from operations		(51,036)		(1,431)
Non-operating income (expense):		(35,810)		(6,999)
Net Income (Loss)		$(86,846)		$(8,430)

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Revenues

For the years ended August 31, 2018 and 2017, revenues were $0 and $0 respectively.

Cost of goods sold

For the years ended August 31, 2018 and 2017, cost of goods sold were $0 and $0 respectively.

Gross Profit

For the years ended August 31, 2018 and 2017, gross profit was $0 and $0, respectively.

Selling, general and administrative, and expenses

For the years ended August 31, 2018 and 2017, selling, general and administrative expenses were $51,036 and $1,431 respectively. The increase was attributable to resumption of business operating activities.

Non-operating income expenses

The Company had total non-operating expense of $35,810 and $6,999 for the years ended August 31, 2018 and 2017, respectively. The increase is primarily due to increased interest expense for the year ended August 31, 2018 compared with the year ended August 31, 2017.

Net loss

Net loss totaled $86,846 for the year ended August 31, 2018, compared to a net loss of $8,430 for the year ended August 31, 2017. The increase in net loss was primarily a result of increased expenses due to resumption of business activities.

Outstanding Litigation

The Company is not a party to any litigation.

Related Party Transactions

On July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a company owned by our CEO, Arman Tabatabaei. The value of the transaction value was nominal, at only one thousand dollars ($1,000). Therefore, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 \- (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons” that would require specific disclosure under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

In October 2017 – August 31, 2018, the Company incurred a related party debt in the amount of $10,000 to an entity related to the legal custodian of the Company for professional fees. As of August 31, 2018, a balance of $6,200 remained outstanding.

 In November 30, 2017 – August 31, 2018, the Company issued a $35,554 in multiple notes payable to an entity related to the legal custodian of the Company. The notes payable bear interest at an annual rate of 10% and is convertible to common shares of the Company at $0.0001 per share. On May 8, 2018, $13,000 of the principal balance on notes payable were converted to common stock. As of August 31, 2018, $22,554 of the principal balance remained outstanding on the note payable and $857.

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In March 2018 and May 2018, a legal custodian of the Company, funded the Company a $600 in advances. On August 31, 2018, this amount was reclassified as a note payable, that bears interest at an annual rate of 10% and is payable upon demand. As of August 31, 2018. $600 of the principal balance remained outstanding on the note payable and $0 in accrued interest.

In connection with the October 2017 through May 15, 2018 notes outlined above, the Company recognized a beneficial conversion feature of $27,954, representing the intrinsic value of the conversion features at the time of issuance. This beneficial conversion feature was accreted to interest expense during the year ended August 31, 2018.

Liquidity and Capital Resources

As of the year ended August 31, 2018, we had an accumulated deficit of $738,004 and cash and cash equivalents of $4,652. In the year ended August 31, 2017, we had an accumulated deficit of $651,158 and cash and cash equivalents of $4,832.

In January 2014, we received funding by issuing a $70,000 note payable to a shareholder, The $70,000 note payable was due on January 9, 2016 and has not been repaid as of the date of this filing and is thus in default as of August 31, 2018.

In November 2017 – August 2018 we received funding from issuing $35,554 in notes payable to a legal custodian of the company. On May 8, 2018, $13,000 of this debt was converted to shares of common stock, with $22,554 in notes payable still outstanding at August 31, 2018.

We have financed our Company through loans prior to June of 2019 and via sales of unregistered equity and limited convertible notes, since June of 2019.

As of August 21, 2018, our Company had a cash balance of $0, current assets of $4,652 and total assets of $4,652. We had current liabilities of $139,605 and total liabilities of $139,605. Shareholders' equity reflected a deficit of $134,953.

On July 3, 2019, we sold 2,000,000 restricted shares at $0.025 a share for the amount of $50,000 to an accredited investor. The investor also received 2,000,000 warrants to purchase 2,000,000 shares at a price of $0.15 per share. The warrants expire on July 3, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 10, 2019, we sold 1,000,000 restricted shares at $0.025 a share for the amount of $25,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on July 10, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 16, 2019, we sold 1,400,000 restricted shares at $0.025 a share for the amount of $35,000 to an accredited investor. The investor also received 1,400,000 warrants to purchase 1,400,000 shares at a price of $0.15 per share. The warrants expire on July 16, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 19, 2019, we sold 1,000,000 restricted shares at $0.025 a share for the amount of $25,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on July 19, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

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On August 15, 2019, we sold 2,000,000 restricted shares at $0.025 a share for the amount of $50,000 to an accredited investor. The investor also received 2,000,000 warrants to purchase 2,000,000 shares at a price of $0.15 per share. The warrants expire on August 15, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On August 19, 2019, we sold 1,000,000 restricted shares at $0.025 a share for the amount of $50,000 to an accredited investor. The investor also received 2,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on August 19, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

The following is a summary of cash provided by or used in each of the indicated types of activities during the years ended August 31, 2018 and 2017:

Cash (used in) provided by:	2018	2017
Operating activities	$(35,734)	$(180)
Investing activities	-	-
Financing activities	35,554	-

Net cash used in operating activities was $35,734 for the year ended August 31, 2018, and $180 for the year ended August 31, 2017. The increase was attributable to the resumption of business activities during the fiscal year end August 31, 2018.

Net cash used in investing activities for the year ended August 31, 2018 was $0 while cash used in investing activities for the year ended August 31, 2017 was $0.

Net cash provided by financing activities totaled $35,554 for the year ended August 31, 2018. Net cash provided by financing activities totaled $0 for the year ended August 31, 2017. The increase in cash inflow in 2018 was due to increased proceeds from loans.

The following table sets forth the results of our operations for the nine months ended May 31, 2019 and 2018.

	For the nine months ended
	May 31,
	2019	2018

Net Sales	$-	$-
Cost of Goods Sold:	-	-
Gross profit	-	-
Operating Expenses	25,268	46,932
Loss From Operations	(25,268)	(46.932)
Other non-operating Income (Expense):	2,173	(33,521)
Net Income (Loss)	$(23,095)	$(80,453)

Revenues

For the nine month periods ended May 31, 2019 and 2017, revenues were $0 and $0 respectively.

Cost of goods sold

For the nine month periods ended May 31, 2019 and 2017, cost of goods sold were $0 and $0, respectively.

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Gross Profit

For the nine month periods ended May 31, 2019 and 2017, gross profit was $0 and $0, respectively.

Selling, general and administrative, and expenses

For the nine month periods ended May 31, 2019 and 2017, selling, general and administrative expenses were $25,268 and $46,932, respectively. The decrease was attributable to the higher level of business activity during the nine month period ending May 31, 2018 versus the nine month period ending May 31, 2018.

Non-operating income expenses

For the nine month periods ended May 31, 2019, non-operating income was $2,173 compared to a non-operating loss of $33,521 for the nine month periods ended May 31, 2018, with the difference being attributable to a gain on debt cancelation for the nine month periods ended May 31, 2019.

Net loss

For the nine month periods ended May 31, 2019, net loss was $23,095 compared to 80,453 for the nine month periods ended May 31, 2018, with the difference being attributable to reduced business activities for more recently closed period.

Capital Expenditures

Our current plans do not call for the Company to expend significant amounts for capital expenditures for the foreseeable future beyond relatively insignificant expenditures for office furniture and information technology related equipment as we add employees to our Company.

We are however continually evaluating the production processes of our third party contract manufacturers to determine if there are investments we could make in their processes to achieve manufacturing improvements and significant cost savings. Any such desired investments would require additional cash above our current forecast requirements.

INTERIM FINANICAL STATEMENTS

The following tables set forth our most recent interim financial statements. Our unaudited quarterly results of operations data have been prepared on the same basis as our audited consolidated financial statements included elsewhere in this prospectus. In the opinion of management, the financial information set forth in the table below reflects all normal recurring adjustments necessary for the fair statement of results of operations for these periods in accordance with generally accepted accounting principles in the United States. Our historical results are not necessarily indicative of the results that may be expected in the future and the results of a particular quarter or other interim period are not necessarily indicative of the results for a full year. This data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

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CONSOLIDATED BALANCE SHEETS - USD ($)	May 31, 2019	Aug. 31, 2018
Current Assets:
Cash	$-	$4,652
Total Current Assets	-	4,652
TOTAL ASSETS	-	4,652
Current Liabilities:
Accounts Payable	-	11,688
Accounts Payable - Related Party	-	6,200
Accrued Interest	33,541	28,306
Accrued Interest - Related Party	3,449	857
Note Payable - Related Party	51,058	22,554
Note Payable to Shareholder	70,000	70,000
Total Current Liabilities	158,048	139,605
Total Liabilities	158,048	139,605
Stockholder's Deficit
Preferred Stock, par value $0.0001,10,000,000 shares Authorized, 0 shares Issued and Outstanding at May 31, 2019 and August 31, 2018
Common Stock, par value $0.0001, 290,000,000 shares Authorized, 183,864,600 shares Issued and Outstanding at February 28,2019 and 53,864,600 shares Issued and Outstanding at May 31, 2019 and August 31, 2018	18,386	18,386
Additional Paid-In Capital	584,665	584,665
Accumulated Deficit	(761,099)	(738,004)
Total Stockholder's Deficit	(158,048)	(134,953)
TOTAL LIABILITIES AND STOCK HOLDER'S DEFICIT	$-	$4,652

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CONSOLIDATED STATEMENTS OF OPERATIONS - USD ($)	3 Months Ended		9 Months Ended
	May 31, 2018	May 31, 2019	May 31, 2018
Income Statement [Abstract] DFX
Revenues	$-	$-	$-	$-
Expenses:
Consulting fees	-	4,000	-	4,000
Professional fees	500	11,001	15,354	31,996
General and administrative expense	5,325	2,549	9,914	10,936
Total Operating Expenses	5,825	17,550	25,268	46,932
Operating Loss	(5,825)	(17,550)	(25,268)	(46,932)
Other Income (Expense)
Interest expense	(2,644)	(29,920)	(7,827)	(33,521)
Gain on Debt Cancellation	10,000	-	10,000	-
Total Other Income (Expense)	7,356	(29,920)	2,173	(33,521)
Net Income (Loss)	$1,531	$(47,470)	$(23,095)	$(80,453)
Basic & Diluted Loss per Common Share	$0.00	$(0.01)	$0.00	$0.00
Weighted Average Common Shares Outstanding	183,864,600	8,634,600	183,864,600	64,816,981

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CONSOLIDATED STATEMENTS OF CASH FLOWS - USD ($)	9 Months Ended
	May 31, 2019	May 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(23,095)	$(80,453)
Adjustments to reconcile net loss to net cash used in operating activities:
Beneficial conversion feature	-	27,954
Changes In:
Accounts Payable	(11,688)	13,106
Accounts Payable - Related Party	(6,200)	5,200
Accrued Interest	5,235	5,235
Accrued Interest - Related Party	2,592	332
Net Cash Used in Operating Activities	(33,156)	(28,626)
CASH FLOWS FROM FINANCING
Proceeds from Advances - Related Party	-	600
Proceeds from Note Payable - Related Party	28,504	27,954
Net Cash Provided by Financing Activities	28,504	28,554
Net (Decrease) Increase in Cash	(4,652)	(72)
Cash at Beginning of Period	4,652	4,832
Cash at End of Period	$-	$4,760
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for: Interest
Cash paid during the year for: Franchise Taxes
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Gain on Debt Cancellation	$10,000

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SUBSEQUENT EVENTS

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company recognizes the following as a Subsequent Event.

On May 25, 2019, Lauderdale Holdings, LLC, a Florida limited liability company, in which Company Chief Executive Officer, Garry McHenry maintains a controlling interest, sold 130,000,000 common shares of MCTC Holdings, Inc., a Delaware corporation (the “Company”) representing approximately 70.7% of the Company’s 183,869,600 issued and outstanding shares to Messrs. Robert Hymers, Edward Manolos and Dan Nguyen, all of whom were previously unaffiliated parties to the Company. Each purchased 43,333,333 common shares for $108,333.33 each or an aggregate of $325,000, utilizing personal funds. This series of transactions constitute a change in control of the Company.

On May 25, 2019, Mr. Arman Tabatabaei was appointed by the board of directors as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Mr. Tabatabaei is qualified to serve in these positions as a result of his extensive business experience and education and his additional experiences, as outlined below.

On May 25, 2019, the Company announced Mr. Garry McHenry, who held the positions of President, Chief Executive Officer, Chief Financial Officer and Director, resigned from the board of directors. There were no disagreements with Mr. McHenry causing this action.

On May 25, 2019, the Company announced Mr. Robert L. Hymers III (Age 35), was elected to the board of directors. Mr. Hymers is a founder and Director of MCT Holdings, Inc. He has significant experience in the cannabis sector and as a financial executive and consultant. Mr. Hymers is the Managing Partner of Pinnacle Tax Services for the previous seven years in Los Angeles and was previously Chief Financial Officer and Director of Marijuana Company of America, Inc. (OTC: MCOA) where he has served for the several years as well. He currently serves as a member of the Strategic Advisory Board at MassRoots, Inc. (OTC:MSRT), as a consultant for Cannabis Strategic Ventures, Inc. (OTC: NUGS) and Sugarmade Inc. (OTC: SGMD), with significant experience in matters concerning tax accounting, auditing, SEC reporting, mergers and acquisitions, and corporate finance. Mr. Hymers holds a Masters of Science in Taxation and a Bachelor’s of Science in Accountancy, in addition to a CPA license. Robert also has specific tax audit experience by way of employment at Ernst & Young (E&Y) where he worked in the firm’s core assurance practice performing audits of publicly and privately held companies, specifically in the real estate industry. Mr. Hymers subsequently transferred to the E&Y's tax practice, where he specialized in providing tax services to clients in the real estate industry. Mr. Hymers specializes in partnership taxation. In addition, He has a broad range of experience, including ASC 740 tax provision audits, FIN 48 compliance, REIT compliance, preparation of 1120, 1065, and 1120S returns, multi-state tax compliance and international tax consulting. He was also a member of E&Y’s National Tax Group (FSO) for several years, which services private equity firms, hedge funds and banks. Previously he was also the VP of Finance and Accounting of Everlert's wholly owned subsidiary, Totalpost Services, Inc., located in Monrovia, California and was CFO of Global Hemp Group, Inc. (OTCQB: GBHPF).

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On May 25, 2019, the Company announced Mr. Edward Manolos (Age 45), was elected to the board of directors. Mr. Manolos is one of the founders and Directors of MCTC Holdings, Inc. and is an accomplished pioneer in California’s Medical Marijuana industry. In 2004, he opened the very first Medical Marijuana Dispensary in Los Angeles County under the name CMCA. He has managed and operated over thirty-five dispensaries from Los Angeles to San Jose including twenty in Los Angeles Pre-ICO/Proposition D. He is also credited with starting Los Angeles’ first Medical Marijuana farmers market referred to as “The California Heritage Farmer’s Market,” which attracted local and international media attention and was the first of its kind. He is currently a member of the board of directors of Marijuana Company of America (OTCQB: MCOA). In 2016, Mr. Manolos was appointed to the advisory board of Marijuana Company of America and Cannabis Strategic Ventures (OTCQB: NUGS) and was tasked with identifying and structuring strategic partnerships and driving product development.

On May 25, 2019, the Company announced Dan Nguyen (Age 45), was elected as a director of the Company. Mr. Nguyen has been employed for the last 5 years with Thermalfishsher Scientific, Inc. as an equipment product specialist.

On May 25, 2019, The Company announced Mr. Arman Tabatabaei (Age 37), was appointed to the board of directors and named as Chairman and CEO. Mr. Tabatabaei is a founder and Chairman of Cannabis Global, Inc. Mr. Tabatabaei has served as president of Pacific Pro Financial Services, Inc. for the last 5 years. Pacific Pro is a company that provides commercial and private lending services. With over 15 years of management and operations experience, he has earned a strong reputation for a numbers-based analytical approach to the management of organizations. An expert at data collection and analysis relative to resource management, risk forecasting and profit and loss management, he has made significant progress in revamping operations of several companies over the past five years. Most recently, Mr. Tabatabaei has consulted with Cannabis Strategic Ventures (OTCQB:NUGS) on various growth initiatives relative to both cannabis cultivation and the organization of new hemp-related retail operations. At Sugarmade, Inc., (OTCQB:SGMD) he has been instrumental in revamping various operations relative to the Company’s hydroponic growth supplies initiatives.

On May 25, 2019, CEO, Garry McHenry resigned as CEO. There we no disagreements with Mr. McHenry.

On July 1, 2019, the Company entered into a 100% business acquisition with Action Nutraceuticals, Inc., a company owned by our current CEO, Arman Tabatabaei. The transaction value was nominal, at only One Thousand Dollars ($1,000) thus, the Company believes the business acquisition of Action Nutraceuticals, Inc. is a transaction NOT defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons that would require specific disclosure under the section cited. Regardless, of the requirements of 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, the Company makes this disclosure. No intellectual property, patents or trademarks were acquired in the transaction.

On July 3, 2019, we sold 2,000,000 restricted shares at $0.025 a share for the amount of $50,000 to an accredited investor. The investor also received 2,000,000 warrants to purchase 2,000,000 shares at a price of $0.15 per share. The warrants expire on July 3, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

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On July 3, 2019, the Board of Directors and stockholders of the Company holding a majority of the shares eligible to vote, approved:(i) an amendment to the Company’s articles of incorporation changing the name of the Company to Cannabis Global, Inc. and to change its trading symbol; and, (ii) an amendment approving the reverse stock split: The Company’s current common authorized shares are 290,000,000, $0.0001 par value. After the reverse stock split, the Company’s authorized shares of common stock will be 19,333,333, $0.0015 par value; the number of shares affected will be one (1) share of common stock for each fifteen (15) shares of common stock issued and outstanding and any rights to acquire the same; each fractional share shall be rounded up to the nearest whole share and that the holders of lots that are less than 100 shares be rounded up to round lots of 100 share. The name change and symbol change and reverse stock split are conditioned upon: (i) the Company filing Form 14C with the Commission; (ii) formal amendment filed with the Delaware Secretary of State; and, (iii) filing a Corporate Action Notification with the Financial Industry Regulatory Authority, and obtaining FINRA’s approval for the corporate actions.

On July 3, 2019, stockholders of the Company holding a majority of the shares eligible to vote, approved an amendment to the Company’s articles of incorporation to affect a one for fifteen reverse stock split of its issued and outstanding common stock for all shareholders of record as of July 10, 2019. The Board of Directors approved the reverse stock split on July 3, 2019.

On July 9, 2019, the Company disclosed on Form 8-K that its Board of Directors, and stockholders holding a majority of the shares eligible to vote, approved amendments to the Company’s Articles of Incorporation, including changing the Company’s name to Cannabis Global, Inc., and applying for a new trading symbol. On July 24, 2019 stockholders holding a majority of shares eligible to vote, met in a Special Meeting and by majority vote cancelled that part of its previous consent authorizing amendment of the Articles of Incorporation to change the Company’s name and apply for a new trading symbol. The Board of Directors concurrently held a Special Meeting and confirmed revocation of the name and symbol change. The Company is proceeding with its other disclosed corporate action disclosed in its July 9, 2019 Form 8-K to affect a 1:15 reverse split of its common stock. The reverse stock split is conditioned upon: (i) the Company filing Form 14C with the Commission; (ii) formal amendment filed with the Delaware Secretary of State; and, (iii) filing a Corporate Action Notification with the Financial Industry Regulatory Authority, and obtaining FINRA’s approval for the reverse stock split.

On July 10, 2019, we sold 1,000,000 restricted shares at $0.025 a share for the amount of $25,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on July 10, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 16, 2019, we sold 1,400,000 restricted shares at $0.025 a share for the amount of $35,000 to an accredited investor. The investor also received 1,400,000 warrants to purchase 1,400,000 shares at a price of $0.15 per share. The warrants expire on July 16, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 19, 2019, we sold 1,000,000 restricted shares at $0.025 a share for the amount of $25,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on July 19, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

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On August 9, 2019, our board of directors determined the Company no longer meets the definition of a Shell Company as defined in Item 1101(b) of Regulation AB ( § 229.1101(b) of this chapter), which defines a Shell Company as one that has: 1) No or nominal operations; and 2) Either: (i) No or nominal assets; (ii) Assets consisting solely of cash and cash equivalents; or (iii) Assets consisting of any amounts of cash and cash equivalents and nominal other assets. By way of the Company beginning business organization activities, hiring its CEO, retaining several consultants, signing more two leases, the board approving budgets and business plans for several initiatives and other by way other activities that the board of directors believes qualified as non-nominal operations, the board of directors declared the Company is no longer defined by Item 1101(b) of Regulation AB ( § 229.1101(b) of this chapter). Based on this board of director declaration, the board of directors requested Company corporate counsel render its opinion on the status of the Company.

On August 9, 2019, the Company filed completed a DBA filing within California registering the operating name Cannabis Global.

On August 15, 2019, we sold 2,000,000 restricted shares at $0.025 a share for the amount of $50,000 to an accredited investor. The investor also received 2,000,000 warrants to purchase 2,000,000 shares at a price of $0.15 per share. The warrants expire on August 15, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On August 19, 2019, we sold 1,000,000 restricted shares at $0.025 a share for the amount of $50,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on August 19, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

CRITICAL ACCOUNTING POLICIES INVOLVING MANAGEMENT ESTIMATES AND ASSUMPTIONS

Use of Fair Value

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level l - observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - unobservable inputs which are supported by little or no market activities.

Use of Estimates

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 “Revenue from Contracts with Customers,” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The core principal is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We adopted FASB ASC Topic 606 for our reporting period as of the year ended December 31, 2017, which made our implementation of FASB ASC Topic 606 effective in the first quarter of 2018. We decided to implement the modified retrospective transition method to implement FASB ASC Topic 606, with no restatement of the comparative periods presented. Using this transition method, we applied the new standards to all new contracts initiated on/after the effective date. We also decided to apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. For the quarter ended March 31, 2019, there were no incomplete contracts. As is more fully discussed below, we are of the opinion that none of our contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

The Company’s will be to recognizes revenue in accordance with Accounting Standards Codification subtopic 606, Revenue Recognition (“ASC 606”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. Upon adoption of ASC 606 there were no adjustments converting from ASC 605 to ASC 606 because product sales are recorded upon delivery of goods and payment of product.

Product Sales

We have established a policy where revenue from product sales, including delivery fees, is recognized when (1) an order is placed by the customer; (2) the price is fixed and determinable when the order is placed; (3) the customer is required to and concurrently pays for the product upon order; and, (4) the product is shipped. The evaluation of our recognition of revenue after the adoption of FASB ASC 606 did not include any judgments or changes to judgments that affected our reporting of revenues, since our product sales, both pre and post adoption of FASB ASC 606, were evaluated using the same standards as noted above, reflecting revenue recognition upon order, payment and shipment, which all occurs concurrently when the order is placed and paid for by the customer, and the product is shipped. Further, given the facts that (1) our customers exercise discretion in determining the timing of when they place their product order; and, (2) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, and there is no delay in shipment, we are of the opinion that our product sales do not indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for us or the customer under FASB ASC Topic 606.

Cash

The Company has operated during the most recent fiscal periods with minimal cash.

From time to time in the future, as we raise funds via sales of equity and notes, we may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is currently no insurance limit for deposits in non-interest bearing accounts). We have not experienced any losses with respect to cash. Management believes our Company is not exposed to any significant credit risk with respect to its cash.

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Accounts Receivable

At the present time we have no accounts receivable. In the future, accounts receivable are carried at their estimated collectible amounts, net of any estimated allowances for doubtful accounts. We grant unsecured credit to our customer’s deemed credit worthy. Ongoing credit evaluations are performed and potential credit losses estimated by management are charged to operations on a regular basis. At the time any particular account receivable is deemed uncollectible, the balance is charged to the allowance for doubtful accounts.

The Company had accounts receivable net of allowances of $0 as of August 31, 2018 and $0 as of August 31, 2017.

The Company had accounts receivable net of allowances of $0 as of May 31, 2019.

Inventory

The Company currently has no inventories. In the future, we plan to value inventories using the weighted average costing method (approximate FIFO costing method).

We plan to regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence. In the future, if the estimated realizable value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value.

Intangible assets, net

At this time the Company has no intangible assets. Intangible assets with finite lives are amortized over their estimated useful life. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization period. The Company tests its intangible assets with finite lives for potential impairment whenever management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset's useful life and the impact of an event or circumstance on either an asset's useful life or carrying value involve significant judgment.

Derivative Instruments

The fair value of derivative instruments is recorded and shown separately under current liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under non-operating income (expense).

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Stock Based Compensation

Stock based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as an expense over the employee's requisite service period (generally the vesting period of the award). We estimate the fair value of employee stock options granted using the Black-Scholes-Merton Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our shares of Common Stock on the date of grant, the expected option term, the risk-free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our shares of Common Stock.

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Income taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their perspective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 as of October 2, 2008 and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as open tax years in these jurisdictions. We have identified the U.S. federal and California as our “major” tax jurisdictions and generally, we remain subject to Internal Revenue Service examination of our 2013 U.S. federal income tax returns. However, we have certain tax attribute carryforwards, which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes. We have no interest or penalties as of June 30, 2018.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of adoption of this ASU on the consolidated financial statements.

In May 2014, the FASB issued No. 2014-09, Revenue from Contracts with Customers, which supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In August 2015, the FASB approved a one-year deferral of the effective date of the new revenue recognition standard. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods within that reporting period. In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606), Principal versus Agent Considerations (Reporting Revenue versus Net). In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606), Identifying Performance Obligations and Licensing. In May 2016, the FASB issued ASU 2016-11, Revenue from Contracts with Customers (Topic 606) and Derivatives and Hedging (Topic 815) - Rescission of SEC Guidance Because of ASU 2014-09 and 2014-16, and ASU 2016-12, Revenue from Contracts with Customers (Topic 606) - Narrow Scope Improvements and Practical Expedients. These ASUs clarify the implementation guidance on a few narrow areas and adds some practical expedients to the guidance Topic 606. The Company is evaluating the effect that these ASUs will have on its consolidated financial statements and related disclosures.

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On March 30, 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which includes amendments to accounting for income taxes at settlement, forfeitures, and net settlements to cover withholding taxes. The amendments in ASU 2016-09 are effective for public companies for fiscal years beginning after December 31, 2016, and interim periods within those annual periods. The Company adopted this new guidance on January 1, 2017 and this standard does not have a material impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 clarifies the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. This ASU is effective for public business entities for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption is permitted. The Company is currently assessing the potential impact of ASU 2016-15 on its financial statements and related disclosures.

In October 2016, the FASB issued ASU No. 2016-16—Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory. This ASU improves the accounting for the income tax consequences of intra-entity transfers of assets other than invent tory. For public business entities, the amendments in this update are effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company does not anticipate that the adoption of this ASU will have a significant impact on its consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The guidance requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The standard is effective for fiscal years beginning after December 15, 2017, and interim period within those fiscal years. Early adoption is permitted, including adoption in an interim period. The standard should be applied using a retrospective transition method to each period presented. The Company does not anticipate that the adoption of this ASU will have a significant impact on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The standard should be applied prospectively on or after the effective date. The Company will evaluate the impact of adopting this standard prospectively upon any transactions of acquisitions or disposals of assets or businesses.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

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QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person, and the date such person became a director or executive officer. Our executive officers are appointed by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

Officers and Directors	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned
Robert L. Hymers III	43,333,333	20.1%
Edward Manolos	43,333,333	20.1%
Dan Van Nguyen	43,333,333	20.1%
Arman Tabatabaei	12,000,000	5.57%
All Directors and Executive Officers as a Group	141,999,999	65.86%

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. We are not aware of any person who controls the issuer as specified in Section 2(a)(1) of the 1940 Act. There are no classes of stock other than common stock issued or outstanding. We do not have an investment advisor.

As of the date of this filing, our CEO, Arman Tabatabaei, owns 12,000,000 common shares, which represents 5.59% percent of the total outstanding shares.

Directors, Hymers, Manolos and Nguyen each own 43,000,000 common shares, which individually represent 20.19% of the total outstanding shares, and represent 60.57% of the outstanding shares together.

Collectively, our officers and directors hold 141,999,999 common shares, representing 65.86% of the total 215,614,599 common shares outstanding.

Changes in Control

As of the date of this Prospectus, we are not aware of any arrangement that may result in a change in control of our company

Biographies

Arman Tabatabaei. - Mr. Arman Tabatabaei (Age 37), was appointed to the board of directors and named as Chairman and CEO. Mr. Tabatabaei is a founder and Chairman of Cannabis Global, Inc. Mr. Tabatabaei has served as president of Pacific Pro Financial Services, Inc. for the last 5 years. Pacific Pro is a company that provides commercial and private lending services. With over 15 years of management and operations experience, he has earned a strong reputation for a numbers-based analytical approach to the management of organizations. An expert at data collection and analysis relative to resource management, risk forecasting and profit and loss management, he has made significant progress in revamping operations of several companies over the past five years. Most recently, Mr. Tabatabaei has consulted with Cannabis Strategic Ventures (OTCQB:NUGS) on various growth initiatives relative to both cannabis cultivation and the organization of new hemp-related retail operations. At MCTC, Inc., (OTCQB:SGMD) he has been instrumental in revamping various operations relative to the Company’s hydroponic growth supplies initiatives.

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Robert L. Hymers III. - Mr. Robert L. Hymers III (Age 35), was elected to the board of directors. Mr. Hymers is a founder and Director of MCT Holdings, Inc. He has significant experience in the cannabis sector and as a financial executive and consultant. Mr. Hymers is the Managing Partner of Pinnacle Tax Services for the previous seven years in Los Angeles and was previously Chief Financial Officer and Director of Marijuana Company of America, Inc. (OTC: MCOA) where he has served for several years as well. He currently serves as a member of the Strategic Advisory Board at MassRoots, Inc. (OTC:MSRT), as a consultant for Cannabis Strategic Ventures, Inc. (OTC: NUGS) and MCTC Inc. (OTC: SGMD), with significant experience in matters concerning tax accounting, auditing, SEC reporting, mergers and acquisitions, and corporate finance.

 Mr. Hymers holds a Masters of Science in Taxation and a Bachelor’s of Science in Accountancy, in addition to a CPA license. Robert also has specific tax audit experience by way of employment at Ernst & Young (E&Y) where he worked in the firm’s core assurance practice performing audits of publicly and privately held companies, specifically in the real estate industry. Mr. Hymers subsequently transferred to the E&Y's tax practice, where he specialized in providing tax services to clients in the real estate industry. Mr. Hymers specializes in partnership taxation. In addition, He has a broad range of experience, including ASC 740 tax provision audits, FIN 48 compliance, REIT compliance, preparation of 1120, 1065, and 1120S returns, multi-state tax compliance and international tax consulting. He was also a member of E&Y’s National Tax Group (FSO) for several years, which services private equity firms, hedge funds and banks. Previously he was also the VP of Finance and Accounting of Everlert's wholly owned subsidiary, Totalpost Services, Inc., located in Monrovia, California and was CFO of Global Hemp Group, Inc. (OTCQB: GBHPF).

On September, 2012 Mr. Hymers pleaded no contest and was convicted of one misdemeanor charge of violating California Penal Code Section 530.5 (identity theft). After serving probation, Mr. Hymers’ no contest plea was subsequently set aside by the Court, and pursuant to California Penal Code Section 1203.04, Mr. Hymers entered a plea of not guilty that was accepted by the Court, and the Court ordered Mr. Hymers’ conviction expunged and the case dismissed.

As a result of his misdemeanor conviction, the California State Board of Accountancy (“Board”) placed Mr. Hymers on probation in June, 2013, for a period of five years. Mr. Hymers successfully completed his probation on May 30, 2018.

On April 29, 2019, the Board and Mr. Hymers entered into a settlement agreement whereby Mr. Hymers’ CPA certificate was suspended for ninety days, and Mr. Hymers agreed to pay the Board $10,000 to cover its costs. On July 29, 2019 the restriction on his CPA certificate was lifted. As an additional term of Mr. Hymers’ settlement with the Board, Mr. Hymers is permanently prohibited from engaging in audit, review, compilations or other attestation services, subject to Mr. Hymers petitioning the Board for reinstatement of his ability to engage in audit, review, compilations or other attestation services.

Edward Manolos. - Mr. Edward Manolos (Age 45), was elected to the board of directors. Mr. Manolos is one of the founders and Directors of MCTC Holdings, Inc. and is an accomplished pioneer in California’s Medical Marijuana industry. In 2004, he opened the very first Medical Marijuana Dispensary in Los Angeles County under the name CMCA. He has managed and operated over thirty-five dispensaries from Los Angeles to San Jose including twenty in Los Angeles Pre-ICO/Proposition D. He is also credited with starting Los Angeles’ first Medical Marijuana farmers market referred to as “The California Heritage Farmer’s Market,” which attracted local and international media attention and was the first of its kind. He is currently a member of the board of directors of Marijuana Company of America (OTCQB: MCOA). In 2016, Mr. Manolos was appointed to the advisory board of Marijuana Company of America and Cannabis Strategic Ventures (OTCQB: NUGS) and was tasked with identifying and structuring strategic partnerships and driving product development.

Dan Nguyen. - Dan Nguyen (Age 45), was elected as a director of the Company. Mr. Nguyen has been employed for the last 5 years with Thermalfisher Scientific, Inc. as an equipment product specialist.

The Company does not carry key man life insurance policies on any of the above principals or key personnel.

There has never been a petition under the Bankruptcy Act or any State insolvency law filed by or against the Company or its principals or key personnel. Additionally, there has never been a receiver, fiscal agent, or similar officer appointed by a court for the business or property of any such persons, or any partnership in which any of such persons was a general partner at or within the past five years, or any corporation or business association of which any such person was an executive officer at or within the past five years.

Family Relationships

There are no family relationships between any director or executive officer.

Corporate Governance

Leadership Structure

Arman Tabatabaei, who is also a director and serves as chairman, CEO, CFO and corporate Secretary.

Board Committees

We do not have a standing audit committee, an audit committee financial expert, or any committee or person performing a similar function. We do not have any board committees including a nominating, compensation, or executive committee. Presently, we have no independent directors.

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Code of Ethics

The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

Director Independence

There are no independent directors at this time.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Company’s directors and officers, and persons who own more than ten-percent (10%) of our Company’s shares of Common Stock, to file with the SEC reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5. Such officers, directors and ten-percent shareholders are also required to furnish our Company with copies of all Section 16(a) reports they file. As of June 14, 2019, we believed such reports were timely filed.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation of Directors

Our directors, Hymers, Manolos and Nguyen receive $7,500 per month in compensation. Relative to any unpaid amounts due to the Director, the Director has the option to convert any monies owed into the Company’s common at the end of his or her term. The Director’s term ends on the earlier of the date of the next annual stockholders meeting and the earliest of the following to occur: (a) the death of the Director; (b) the termination of the Director from his membership on the Board by the mutual agreement of the Company and the Director; (c) the removal of the Director from the Board by the majority stockholders of the Company; and (d) the resignation by the Director from the Board. Reimbursements. During the Director’s term, the Company reimburses the Director for all reasonable out-of-pocket expenses incurred by the Director in attending any in-person meetings, provided that the Director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the Director in excess of $500.00) must be approved in advance by the Company.

Our Chairman, Arman Tabatabaei receives no compensation as a director or for service on the board of directors.

Director Common Share Ownership Table

Directors Compensation Table

Directors	Title	Monthly Compensation
Arman Tabatabaei(1)	Chairman	$ 0
Robert L. Hymers III	Director	$7,500
Edward Manolos	Director	$7,500
Dan Van Nguyen	Director	$7,500
G arry McHenry(2)	Director	$ 0

(1) This table represents Mr. Tabatabaei’s zero compensation as a director of the corporation. Please see section marked “Executive Compensation” for other information about Mr. Tabatabaei’s compensation as an executive of the corporation.

(2) Mr. McHenry served as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director during our fiscal year ended August 31, 2018. Mr. McHenry resigned all positions on June 19, 2019.

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Summary Compensation Table

The following tables set forth certain information about compensation paid, earned or accrued for services by (i) our past Chief Executive Officer, our Directors and (iii) all other executive officers who earned in excess of $100,000 in the fiscal year ended August 31, 2018 and 2017, and to date (“Named Executive Officers”):

	Year Ended August 31,	Salary ($)	Total ($)
Garry McHenry(1)	2018	0	0
Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.

Arman Tabatabaei(2)	2019	0	0
Director, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary
Dan Van Nguyen(2)	2019	$7,500	$7,500
Director

Robert L. Hymers, III(2)	2019	$7,500	$7,500
Director

Edward Manolos(2)	2019	$7,500	$7,500
Director

David Gamache(3)	2017	0	0
Director, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

(1) Mr. McHenry served as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director during our fiscal year ended August 31, 2019, until his resignation on June 19, 2019.

(2) Appointed June 19, 2019.

(3) Mr. Gamache was removed from all positions on October 3, 2017.

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Executive Compensation

As of June 17, 2019, our CEO, Mr. Arman Tabatabaei signed an Executive Compensation Agreement. The Company shall pay the Executive an annual rate of base salary of Sixty thousand dollars ($60,000.00) in monthly installments of five thousand dollars ($5000.00) per month plus an accrued monthly compensation of ten thousand dollars ($10,000.00) per month in accordance with the Company’s customary payroll practices and applicable wage payment laws. The Executive’s base salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the base salary during the Employment Term. The Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as “Base Salary.” In lieu of the payment of the Executive’s Base Salary, the Executive is hereby granted the option to convert any or all unpaid Base Salary due and owing into common stock of the Company at any time by providing a written notice to the Board.

In addition, Arman Tabatabaei received 12,000,000 common shares for his one-year employment contract. These shares vested up the effective date of the agreement. The full agreement is attached hereto.

Mr. Tabatabaei receives no additional compensation as a director of the Company.

Employment Agreements

On June 20, 2019, we signed an employment agreement with our CEO, Arman Tabatabaei. Under the terms of his one year agreement, he will receive a monthly salary of $5,000 and $10,000 in accrued salary due and payable as the end of his one year term. In addition, he received 12,000,000 common shares for his one year employment contract. See “Executive Compensation” for additional information. This agreement is attached hereto.

Grants of Stock and Other Equity Awards

No other equity awards.

Option Exercises

There have been no option exercises.

Long-Term Incentive Plans

We currently do not have any Long-Term Incentive Plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date hereof, here is information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons (currently none) which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the shares of Common Stock.

The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. The following table is based on the number of shares outstanding totaling 215,614,599 as of September 9, 2019.

Officers	Amount and Nature of	Percentage of Class
and Directors	Beneficial Ownership	Beneficially Owned
Robert L. Hymers III	43,333,333	20.1%
Edward Manolos	43,333,333	20.1%
Dan Van Nguyen	43,333,333	20.1%
Arman Tabatabaei	12,000,000	5.57%
All Directors and Executive Officers as a Group	141,999,999	65.86%
Greater than 5% Shareholders	0	0

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Director Hymers owns 43,333,333 common shares, which represents 20.1% of the total 215,614,599 common shares outstanding.

Director Manolos owns 43,333,333 common shares, which represents 20.1% of the total 215,614,599 common shares outstanding.

Director Nguyen owns 43,333,333 common shares, which represents 20.1% of the total 215,614,599 common shares outstanding.

CEO Tabatabaei owns 12,000,000 common shares, which represents 5.57% of common shares outstanding.

All directors and executive offices as a group own 141,999,999 common shares, which represents 65.86% of common shares outstanding.

Changes in Control

As of the date of this Prospectus, we are not aware of any arrangement that may result in a change in control of our company.

CERTAIN RELATIONSHIPS AND FEE TRANSACTIONS

Transactions with Related Persons

Our Company reviews transactions between our Company and persons or entities considered to be related parties (collectively “related parties”). Our Company considers entities to be related parties where an executive officer, director or a 5% or more beneficial owner of our shares of Common Stock (or an immediate family member of these persons) has a direct or indirect material interest. Transactions of this nature require the approval of our Board.

On July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a company owned by our CEO, Arman Tabatabaei. The value of the transaction value was nominal, at only one thousand dollars ($1,000). Therefore, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 \- (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons” that would require specific disclosure under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

Other Transactions with Related Persons, Promoters and Certain Control Persons

On July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a company owned by our CEO, Arman Tabatabaei. The value of the transaction value was nominal, at only one thousand dollars ($1,000). Therefore, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 \- (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons” that would require specific disclosure under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

LEGAL MATTERS

The validity of the shares sold by us under this Prospectus will be passed upon for us by the Mailander Law Office, Inc., 945 Fourth Avenue, Ste. 311, San Diego, CA 92101.

EXPERTS

Boyle CPA, LLC, our prior independent registered public accountant, has audited our financial statements included in this Prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Boyle CPA, LLC has presented its report with respect to our audited financial statements.

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COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law and that none of our directors will be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

∙	for any breach of the director’s duty of loyalty to the Company or its shareholders;

∙	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

∙	under Delaware General Corporation Law for the unlawful payment of dividends; or

∙	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Delaware law and eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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MCTC HOLDINGS, INC.

INDEX TO FINANCIAL STATEMENTS

For the Years Ended

August 31, 2018 and August 31, 2017

Page
Report of Independent Registered Public Accountants	63
Consolidated Balance Sheets as of August 31, 2018 and 2017	.64
Consolidated Statements of Operations for the years ended August 31, 2018 and 2017	65
Consolidated Statement of Stockholder’s Deficit for years ended August 31, 2018 and 2017	65
Consolidated Statements of Cash Flows for the years ended August 31, 2018 and 2017	.66
Notes to Consolidated Financial Statements	67
Consolidated Balance Sheets as of May 31, 2019 (unaudited) and August 31, 2018,	0
Condensed Consolidated Statements of Operations for three and nine months ended May 31, 2019 and 2018 (unaudited)
71
Condensed Consolidated Statements of Cash Flows for the nine months ended May 31, 2019
and 2018 (unaudited)	.72
Notes to Unaudited Condensed Consolidated Financial Statements	72

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Boyle CPA, LLC

Certified Public Accountants & Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and

Stockholders of MCTC Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of MCTC Holdings, Inc. (the “Company”) as of August 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended August 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended August 31 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 2 to the consolidated financial statements, the Company’s continuing net losses and negative operating cash flows raise substantial doubt about its ability to continue as a going concern for a period of one year from the issuance of these consolidated financial statements. Management’s plans are also described in Note 2. The consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2017

Bayville, New Jersey

November 27, 2018

361 Hopedale Drive SE P (732) 822-4427

Bayville, NJ 08721 F (732) 510-0665

.

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MCTC Holdings, Inc.

Consolidated Balances Sheets as of August 31, 2018 and 2017

	August 31, 2018	August 31, 2017
Current Assets:
Cash	$4,652	$4,832
Total Current Assets	4,652	4,832
TOTAL ASSETS	$4,652	$4,832
Current Liabilities:
Accounts Payable	11,688	2,586
Accounts Payable - Related Party	6,200	-
Accrued Interest	28,306	21,307
Accrued Interest - Related Party	857	-
Note Payable - Related Party	22,554	-
Note Payable to Shareholder	70,000	70,000
Total Current Liabilities	139,605	93,893
Total Liabilities	139,605	93,893
Stockholder's Deficit
Preferred Stock, par value $0.0001,10,000,000 shares Authorized, 0 shares Issued and Outstanding at August 31, 2018 and August 31, 2017
Common Stock, par value $0.0001, 290,000,000 shares Authorized, 183,864,600 shares Issued and Outstanding at August 31, 2018 and 53,864,600 shares Issued and Outstanding at August 31, 2017	18,386	5,386
Additional Paid-In Capital	584,665	556,711
Accumulated Deficit	(738,004)	(651,158)
Total Stockholder's Deficit	(134,953)	(89,061)
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$4,652	$4,832

The accompanying notes are an integral part of these audited consolidated financial statements

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MCTC Holdings, Inc.

Consolidated Statement of Operations for the years ending August 31, 2018 and 2017

	For the Year Ended
	August 31, 2018	August 31, 2017
Income Statement [Abstract]	$-	$-
Revenues
Expenses:
Advertising fees	792
Consulting fees	4,000
Professional fees	34,711
General and administrative expense	11,533	1,431
Total Operating Expenses	51,036	1,431
Operating Loss	(51,036)	(1,431)
Other Expense
Interest expense	35,810	6,999
Net Loss	$(86,846)	$(8,430)
Basic & Diluted Loss per Common Share	$(0.00)	$(0.00)
Weighted Average Common Shares Outstanding	112,592,670	53,864,600

The accompanying notes are an integral part of these audited consolidated financial statements

65

MCTC Holdings, Inc.

Consolidated Statement of Stockholder’s Deficit for years ending August 31, 2018 and 2017

	Common Stock Shares	Par Value	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Deficit

Balance as of August 31, 2016	53,864,600	$5,386	$556,711	$(642,728)	$(80,631)

Net Loss	-	-	-	(8,430)	(8,430)

Balance as of August 31, 2017	53,864,600	5,386	556,711	(651,158)	(89,061)

Stock Issuance from Debt Conversion	130,000,000	13,000	-	-	13,000

Beneficial Conversion Feature	-	-	27,954	-	27,954

Net Loss	-	-	-	(86,846)	(86,846)

Balance as of August 31, 2018	183,864,600	$-	$584,665	$(738,004)	$(134,953)

The accompanying notes are an integral part of these audited consolidated financial statements

66

MCTC Holdings,

Consolidated Statement of Cash Flows for periods ending August 31, 2018 and August 31, 2017

	For the Years Ended
	August 31, 2018	August 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(86,846)	$(8,430)
Adjustments to reconcile net loss to net cash used in operating activities:
Beneficial conversion feature	27,954
Changes In:
Accounts Payable	9,102	1,251
Accounts Payable - Related Party	6,200	-
Accrued Interest	6,999	6,999
Accrued Interest - Related Party	857	-
Net Cash Used in Operating Activities	(35,734)	(180)
CASH FLOWS FROM FINANCING
Proceeds from Note Payable - Related Party	35,554	-
Net Cash Provided by Financing Activities	35,554	-
Net (Decrease) Increase in Cash	(180)	(180)
Cash at Beginning of Period	4,832	5,012
Cash at End of Period	$4,652	$4,832
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for: Interest	$-	$-
Cash paid during the year for: Franchise Taxes	$-	$-
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
130,000,000 shares of common stock were issued in exchange for a debt conversion of $13,000 due to a related party.	$13,000	$-

The accompanying notes are an integral part of these audited consolidated financial statements

67

MCTC Holdings, Inc.

NOTES TO FINANCIAL STATEMENTS

Note 1. Organization and Description of Business

MicroChannel Technologies Corporation (the “Company”) was formed as a wholly-owned subsidiary of New Energy Technologies, Inc. (“New Energy”). New Energy spun off its issued and outstanding shares to New Energy’s shareholders on December 18, 2007. The Company was incorporated under the name MultiChannel Technologies Corporation on February 28, 2005 in the State of Nevada, and changed to its existing name on April 4, 2005.

On or about June 27, 2018 we changed domiciles from the State of Nevada to the State of Delaware and thereafter reorganized under the Delaware Holding Company Statute Delaware General Corporation Law Section 251(g). On or about July 12, 2018, two subsidiaries were formed for the purpose of effecting the reorganization. We incorporated MCTC Holdings, Inc. and MCTC Holdings Inc. incorporated MicroChannel Corp.. We then effected a merger involving the three constituents and under the terms of the merger we were merged into MicroChannel Corp., with MicroChannel Corp. surviving and our separate corporate existence ceasing. Following the merger MCTC Holdings, Inc. became the surviving publicly traded issuer and all of our assets and liabilities were merged into MCTC Holdings, Inc.’s wholly owned subsidiary MicroChannel Corp. Our shareholders became the shareholders of MCTC Holdings, Inc. on a one for one basis.

The Company is not currently engaged in any business operations. It is, however, in the process of attempting to identify, locate, and if warranted, acquire new commercial opportunities.

Note 2. Going Concern Uncertainties

The Company has not generated any revenues, has an accumulated deficit of $738,004 as of August 31, 2018, and does not have positive cash flows from operating activities. The Company expects to incur additional losses as it continues to identify and develop new commercial opportunities. The Company will be subject to the risks, uncertainties, and difficulties frequently encountered by early-stage companies. The Company may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause the Company’s business, results of operations, and financial condition to suffer. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance date of these financial statements.

The Company’s ability to continue as a going concern is an issue due to its net losses and negative cash flows from operations, and its need for additional financing to fund future operations. Management plans to identify commercial opportunities and to obtain necessary funding from outside sources. There can be no assurance that such funds, if available, can be obtained on terms reasonable to the Company. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty. Based on the Company’s current level of expenditures, management believes that cash on hand is adequate to fund operations for at least the next twelve months.

Note 3.  Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. GAAP.

Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates. Actual results and outcomes may differ materially from the estimates as additional information becomes known.

68

MCTC Holdings, Inc.

NOTES TO FINANCIAL STATEMENTS

Cash and Cash Equivalents

Cash and cash equivalents includes highly liquid investments with original maturities of three months or less. On occasion, the Company has amounts deposited with financial institutions in excess of federally insured limits.

Fair Value of Financial Instruments

The Company measures certain financial assets and liabilities at fair value based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. The carrying value of cash and cash equivalents and accounts payable approximate their fair value because of the short-term nature of these instruments and their liquidity. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carryforwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of August 31, 2018 and 2017, the Company has not recorded any unrecognized tax benefits. See Note 6. Income Taxes.

Segment Reporting

The Company’s business currently operates in one segment.

Net Loss per Share

The computation of basic net loss per common share is based on the weighted average number of shares that were outstanding during the year. The computation of diluted net loss per common share is based on the weighted average number of shares used in the basic net loss per share calculation plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method. See Note 4. Net Loss Per Share.

Recently Issued Accounting Pronouncements

The Company reviews new accounting standards as issued. Although some of these accounting standards issued or effective after the end of the Company’s previous fiscal year may be applicable to the Company, it has not identified any standards that it believes merit further discussion. The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on its financial position, results of operations, or cash flows.

69

MCTC Holdings, Inc.

NOTES TO FINANCIAL STATEMENTS

Note 4. Net Loss Per Share

During the years ended August 31, 2018 and 2017, the Company recorded a net loss. The Company does not have any potentially dilutive securities outstanding. Therefore, basic and diluted net loss per share is the same for those periods.

Note 5. Note Payable to Shareholder

On January 9, 2014, the Company issued a $70,000 note payable to a shareholder of the Company. The note payable bears interest at an annual rate of 7%, which then increased to 10% after it was in default. Principal and accrued interest on the note payable were due on January 9, 2016, with a default annual rate of 10% interest after that date. The outstanding balance of principal and accrued interest may be prepaid without penalty. During the years ended August 31, 2018 and August 31, 2017, the Company recorded an interest expense of $6,999, respectively, related to the note payable. As of August 31, 2018, the original principal balance of $70,000 on the note payable remained outstanding, with accrued interest of $28,306. The note payable was not repaid on January 9, 2016 and is thus in default as of the date of this filing.

Note 6. Related Party

In October 2017 – August 31, 2018, the Company incurred a related party debt in the amount of $10,000 to an entity related to the legal custodian of the Company for professional fees . As of August 31, 2018, a balance of $6,200 remained outstanding.

In November 30, 2017 – August 31, 2018, the Company issued a $35,554 in multiple notes payable to an entity related to the legal custodian of the Company. The notes payable bear interest at an annual rate of 10% and is convertible to common shares of the Company at $0.0001 per share. On May 8, 2018, $13,000 of the principal balance on notes payable were converted to common stock. As of August 31, 2018, $22,554 of the principal balance remained outstanding on the note payable and $857.

In March 2018 and May 2018, a legal custodian of the Company, funded the Company a $600 in advances. On August 31, 2018, this amount was reclassified as a note payable, that bears interest at an annual rate of 10% and is payable upon demand. As of August 31, 2018. $600 of the principal balance remained outstanding on the note payable and $0 in accrued interest.

In connection with the above notes, the Company recognized a beneficial conversion feature of $27,954, representing the intrinsic value of the conversion features at the time of issuance. This beneficial conversion feature was accreted to interest expense during the year ended August 31, 2018.

 Note 7. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets at August 31, 2018 and 2017 are as follows:

	Year Ended August 31,
	2018	2017
Deferred tax assets:
Net operating loss carryforwards	$131,871	$174,156
Capitalized research and development	—	998
Research and development credit carry forward	1,963	1,963
Total deferred tax assets	133,834	177,117

Less: valuation allowance	(133,834)	(177,117)

Net deferred tax asset	$—	$—

70

MCTC Holdings, Inc.

NOTES TO FINANCIAL STATEMENTS

The net increase in the valuation allowance for deferred tax assets was $43,283 and $2,867 for the years ended August 31, 2018 and 2017. The Company evaluates its valuation allowance on an annual basis based on projected future operations. When circumstances change and this causes a change in management’s judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

For federal income tax purposes, the Company has net U.S. operating loss carry forwards at August 31, 2018 available to offset future federal taxable income, if any, of $600,844, which will fully expire by the fiscal year ended August 31, 2038.  Accordingly, there is no current tax expense for the years ended August 31, 2018 and 2017. In addition, the Company has research and development tax credit carry forwards of $1,963 at August 31, 2018, which are available to offset federal income taxes and fully expire by August 31, 2038.

The utilization of the tax net operating loss carry forwards may be limited due to ownership changes that have occurred as a result of sales of common stock.

The effects of state income taxes were insignificant for the years ended August 31, 2018 and 2017.

The following is a reconciliation between expected income tax benefit and actual, using the applicable statutory income tax rate of 34% for the years ended August 31, 2018 and 2017:

	Year Ended August 31,
	2018	2017

Income tax benefit at statutory rate	$30,131	$2,867
Change in valuation allowance	(30,131)	(2,867)
	$—	$—

The fiscal years 2012 through 2018 remain open to examination by federal authorities and other jurisdictions in which the Company operates.

On December 22, 2017, the Tax Cuts and Jobs Act was enacted. This law substantially amended the Internal Revenue Code, including reducing the U.S. corporate tax rates. Upon enactment, the Company’s deferred tax asset and related valuation allowance decreased by $66,970 to $110,147. As the deferred tax asset is fully allowed for, this change in rates had no impact on the Company’s financial position or results of operations.

Note 7. Common Stock

There were 53,864,600 shares of Common Stock issued and outstanding as of August 31, 2017. On May 8, 2018, 13,000 of the principal balance on notes payable to a related party were converted into common stock and 130,000,000 shares of common stock were issued. As of August 31, 2018, there were 183,864,600 shares of Common Stock issued and outstanding.

Note 8. Subsequent Events

In September 2018, the Company issued a $10,355 in additional notes payable to an entity related to the l egal custodian of the Company. The notes payable bear interest at an annual rate of 10% and are payable on demand.

 Unaudited Financial Statements for the nine months ending May 31, 2019

71

MCTC Holdings, Inc.

Consolidated Balance Sheets as of May 31, 2019 (unaudited) and August 31, 2018

	May 31, 2019	August 31, 2018

Current Assets:
Cash	$-	$4,652
Total Current Assets	-	4,652
TOTAL ASSETS	$-	$4,652
Current Liabilities:
Accounts Payable	$-	$11,688
Accounts Payable - Related Party	-	6,200
Accrued Interest	33,541	28,306
Accrued Interest - Related Party	3,449	857
Note Payable - Related Party	51,058	22,554
Note Payable to Shareholder	70,000	70,000
Total Current Liabilities	158,048	139,605
Total Liabilities	158,048	139,605
Stockholder's Deficit
Preferred Stock, par value $0.0001,10,000,000 shares Authorized, 0 shares Issued and Outstanding at May 31, 2019 and August 31, 2018
Common Stock, par value $0.0001, 290,000,000 shares Authorized, 183,864,600 shares Issued and Outstanding at May 31, 2019 and August 31, 2018	18,386	18,386
Additional Paid-In Capital	584,665	584,665
Accumulated Deficit	(761,099)	(738,004)
Total Stockholder's Deficit	(158,048)	(134,953)
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$-	$4,652

The accompanying notes are an integral part of these unaudited consolidated financial statements.

72

MCTC Holdings, Inc.

Consolidated Statement of Operations for periods ending May 31, 2019 and May 31, 2018 (Unaudtied)

	Three Months Ended		Nine Months Ended
	May 31, 2018	May 31, 2019	May 31, 2018	May 31, 2019
Revenues	$-	$-	$-	$-
Expenses:
Consulting fees	-	4,000	-	4,000
Professional fees	500	11,001	15,354	31,996
General and administrative expense	5,325	2,549	9,914	10,936
Total Operating Expenses	5,825	17,550	25,268	46,932
Operating Loss	(5,825)	(17,550)	(25,268)	(46,932)
Other Income (Expense)
Interest expense	(2,644)	(29,920)	(7,827)	(33,521)
Gain on Debt Cancellation	10,000	-	10,000
Total Other Income (Expense)	7,356	(29,920)	2,173	(33,521)
Net Income (Loss)	$1,531	$(47,470)	$(23,095)	$(80,453)
Basic & Diluted Loss per Common Share	$0.00	$(0.01)	$0.00	$0.00
Weighted Average Common Shares Outstanding	183,864,600	8,634,600	183,864,600	64,816,981

The accompanying notes are an integral part of these unaudited consolidated financial statements.

73

MCTC Holdings, Inc.

Consolidated Statement of Cash Flows for nine months ending May 31, 2019 and May 31, 2018

	Nine Months Ended
May 31, 2019	May 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(23,095)	$(80,453)
Adjustments to reconcile net loss to net cash used in operating activities:
Beneficial conversion feature	-	27,954
Changes In:
Accounts Payable	(11,688)	13,106
Accounts Payable - Related Party	(6,200)	5,200
Accrued Interest	5,235	5,235
Accrued Interest - Related Party	2,592	332
Net Cash Used in Operating Activities	(33,156)	(28,626)
CASH FLOWS FROM FINANCING
Proceeds from Advances - Related Party		600
Proceeds from Note Payable - Related Party	28,504	27,954
Net Cash Provided by Financing Activities	28,504	28,554
Net (Decrease) Increase in Cash	(4,652)	(72)
Cash at Beginning of Period	4,652	4,832
Cash at End of Period	$-	$4,760
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for: Interest
Cash paid during the year for: Franchise Taxes
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Gain on Debt Cancellation	$10,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

74

MCTC Holdings, Inc.

Notes to Unaudited Financial Statements

Note 1. Organization and Description of Business

MicroChannel Technologies Corporation (the “Company”) was formed as a wholly-owned subsidiary of New Energy Technologies, Inc. (“New Energy”). New Energy spun off its issued and outstanding shares to New Energy’s shareholders on December 18, 2007. The Company was incorporated under the name MultiChannel Technologies Corporation on February 28, 2005 in the State of Nevada, and changed to MicroChannel Techonolgies Corporation, on April 4, 2005.

On or about June 27, 2018 we changed domiciles from the State of Nevada to the State of Delaware and thereafter reorganized under the Delaware Holding Company Statute Delaware General Corporation Law Section 251(g). On or about July 12, 2018, two subsidiaries were formed for the purpose of effecting the reorganization. We incorporated MCTC Holdings, Inc. and MCTC Holdings Inc. incorporated MicroChannel Corp.. We then effected a merger involving the three constituents and under the terms of the merger we were merged into MicroChannel Corp., with MicroChannel Corp. surviving and our separate corporate existence ceasing. Following the merger MCTC Holdings, Inc. became the surviving publicly traded issuer and all of our assets and liabilities were merged into MCTC Holdings, Inc.’s wholly owned subsidiary MicroChannel Corp.. Our shareholders became the shareholders of MCTC Holdings, Inc. on a one for one basis.

After the current quarter in this report ended, on June 7, 2018, there was a change of control for MCTC Holdings Inc. in which the subsidiary Microchannel Corp. was spun out to the prior shareholders and is no longer part of MCTC Holdings, Inc. The Company is not currently engaged in any business operations. It is, however, in the process of attempting to identify, locate, and if warranted, acquire new commercial opportunities.

Note 2. Going Concern Uncertainties

The Company has not generated any revenues, has an accumulated deficit of $761,099 as of May 31, 2019, and does not have positive cash flows from operating activities. The Company expects to incur additional losses as it continues to identify and develop new commercial opportunities. The Company will be subject to the risks, uncertainties, and difficulties frequently encountered by early-stage companies. The Company may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause the Company’s business, results of operations, and financial condition to suffer. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance date of these financial statements.

The Company’s ability to continue as a going concern is an issue due to its net losses and negative cash flows from operations, and its need for additional financing to fund future operations. Management plans to identify commercial opportunities and to obtain necessary funding from outside sources. There can be no assurance that such funds, if available, can be obtained on terms reasonable to the Company. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty. Based on the Company’s current level of expenditures, management believes that cash on hand is adequate to fund operations for at least the next twelve months.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying interim financial statements have been prepared in accordance with U.S. GAAP and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's latest Annual Report filed with the SEC on Form 10-K for the year ended August 31, 2018. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the unaudited interim financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal year as reported in the Form 10-K have been omitted.

75

MCTC Holdings, Inc.

Notes to Unaudited Financial Statements

Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates. Actual results and outcomes may differ materially from the estimates as additional information becomes known.

Cash and Cash Equivalents

Cash and cash equivalents includes highly liquid investments with original maturities of nine months or less. On occasion, the Company has amounts deposited with financial institutions in excess of federally insured limits.

Fair Value of Financial Instruments

The Company measures certain financial assets and liabilities at fair value based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. The carrying value of cash and cash equivalents and accounts payable approximate their fair value because of the short term nature of these instruments and their liquidity. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carryforwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of the previous years ended August 31, 2018 and 2017, the Company has not recorded any unrecognized tax benefits.

Segment Reporting

The Company’s business currently operates in one segment.

Net Loss per Share

The computation of basic net loss per common share is based on the weighted average number of shares that were outstanding during the year. The computation of diluted net loss per common share is based on the weighted average number of shares used in the basic net loss per share calculation plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method. See Note 4. Net Loss Per Share.

Recently Issued Accounting Pronouncements

The Company reviews new accounting standards as issued. Although some of these accounting standards issued or effective after the end of the Company’s previous fiscal year may be applicable to the Company, it has not identified any standards that it believes merit further discussion. The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on its financial position, results of operations, or cash flows.

Note 4. Net Loss Per Share

During the nine months ended May 31, 2019 and May 31, 2018, the Company recorded a net loss. The Company does not have any potentially dilutive securities outstanding. Therefore, basic and diluted net loss per share is the same for those periods.

Note 5. Note Payable to Shareholder

On January 9, 2014, the Company issued a $70,000note payable to a shareholder of the Company. The note payable bears interest at an annual rate of 7%, which then increased to 10% after it was in default. Principal and accrued interest on the note payable were due on January 9, 2016, with a default annual rate of 10% interest after that date. The outstanding balance of principal and accrued interest may be prepaid without penalty. During the nine months ended May 31, 2019, the Company recorded an interest expense of $5,235 related to the note payable. As of May 31, 2019, the original principal balance of $70,000 on the note payable remained outstanding, with accrued interest of $33,541. The note payable was not repaid on January 9, 2016 and is thus in default as of the date of this filing.

76

MCTC Holdings, Inc.

Notes to Unaudited Financial Statements

Note 6. Related Party

In October 2017 – February 28, 2019, the Company incurred a related party debt in the amount of $11,000 to an entity related to the legal custodian of the Company for professional fees . The debt is non-interest bearing. As of February 28, 2019, a balance of $7,200 remained outstanding. In February 28, 2018 – February 28, 2019, the Company issued a $34,954 in multiple notes payable to an entity related to the legal custodian of the Company for funds loaned. The notes payable bear interest at an annual rate of 10% and are convertible to common shares of the Company at $0.0001 per share. On May 8, 2018, $13,000 of the principal balance on notes payable was converted to common stock. As of February 28, 2019, $21,954 of the principal balance remained outstanding on the notes payable and $1,945 in accrued interest. In August 2018 – November 2018, the Company issued $15,956 in multiple notes payable to a legal custodian of the Company for funds loaned. The notes bear interest at an annual rate of 10% and are payable upon demand. As of February 28, 2019, $15,956 of the principal balance remained outstanding on the notes payable and $623 in accrued interest.

Note7. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets at May 31, 2019 and August 31, 2018 are as follows:

	May 31, 2019	August 31, 2018
Deferred tax assets:
Net operating loss carryforwards	$136,721	$131,871
Capitalized research and development	-------	-
Research and development credit carry forward	1,963	1,963
Total deferred tax assets	138,684	133,834

Less: valuation allowance	(138,684)	(133,834)

Net deferred tax asset	$—	$—

The net decrease in the valuation allowance for deferred tax assets was $4,850 for the nine months ended May 31, 2019. The Company evaluates its valuation allowance on an annual basis based on projected future operations. When circumstances change and this causes a change in management’s judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

For federal income tax purposes, the Company has net U.S. operating loss carry forwards at May 31, 2019 available to offset future federal taxable income, if any, of $651,050, which will fully expire by the fiscal year ended August 31, 2035. Accordingly, there is no current tax expense for the nine months ended May 31, 2019 and May 31, 2018. In addition, the Company has research and development tax credit carry forwards of $1,963 at May 31, 2019, which are available to offset federal income taxes and fully expire by August 31, 2028.

The utilization of the tax net operating loss carry forwards may be limited due to ownership changes that have occurred as a result of sales of common stock.

The effects of state income taxes were insignificant for the nine months ended May 31, 2019 and May 31, 2018.

The following is a reconciliation between expected income tax benefit and actual, using the applicable statutory income tax rate of 21% and 34%, respectively for the nine months ended May 31, 2019 and 2018.

	May 31,
	2019	2018
Income tax benefit at statutory rate	$4,850	1,394
Change in valuation allowance	(4,850)	(1,394)
	$-	$-

77

MCTC Holdings, Inc.

Notes to Unaudited Financial Statements

Note 8. Subsequent Events

On May 25, 2019, the Company is in the formative stages of developing a direct industrial hemp cultivation operation, a program to manage the cultivation of industrial hemp and a program to manufacture and market various types of hemp infused edibles and other products. The Company plans to strictly adhere to all rules and regulations of the 2018 Farm Bill and to strictly adhere to all state and local laws and regulations.

On May 25, 2019, Mr. Arman Tabatabaei was appointed by the board of directors as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Mr. Tabatabaei is qualified to serve in these positions as a result of his extensive business experience and education and his additional experiences, as outlined below. On May 25, 2019, the Company announced Mr. Garry McHenry, who held the positions of President, Chief Executive Officer, Chief Financial Officer and Director, resigned from the board of directors. There were no disagreements with Mr. McHenry causing this action.

On May 25, 2019, The Company announced Mr. Arman Tabatabaei (Age 37), was appointed to the board of directors and named as Chairman and CEO. Mr. Tabatabaei is a founder and Chairman of Cannabis Global, Inc. Mr. Tabatabaei has served as president of Pacific Pro Financial Services, Inc. for the last 5 years. Pacific Pro is a company that provides commercial and private lending services. With over 15 years of management and operations experience, he has earned a strong reputation for a numbers-based analytical approach to the management of organizations. An expert at data collection and analysis relative to resource management, risk forecasting and profit and loss management, he has made significant progress in revamping operations of several companies over the past five years. Most recently, Mr. Tabatabaei has consulted with Cannabis Strategic Ventures (OTCQB:NUGS) on various growth initiatives relative to both cannabis cultivation and the organization of new hemp-related retail operations. At Sugarmade, Inc., (OTCQB:SGMD) he has been instrumental in revamping various operations relative to the Company’s hydroponic growth supplies initiatives.

On May 25, 2019, the Company announced Mr. Robert Hymers (Age 35), was elected to the board of directors. Mr. Hymers is a founder and Director of Cannabis Global. Inc. He has significant experience in the cannabis sector and as a financial executive and consultant. Mr. Hymers is the Managing Partner of Pinnacle Tax Services for the previous five years in Los Angeles and was previously Chief Financial Officer and Director of Marijuana Company of America, Inc. (OTC: MCOA) where he has served for the several years as well. He currently serves as a member of the Strategic Advisory Board at MassRoots, Inc., as a consultant for Cannabis Strategic Ventures, Inc. (OTC: NUGS) and Sugarmade Inc. (OTC: SGMD), with significant experience in matters concerning tax accounting, auditing, SEC reporting, mergers and acquisitions, and corporate finance. Mr. Hymers holds a Masters of Science in Taxation and a Bachelor’s of Science in Accountancy, in addition to a CPA license. Robert also has specific tax audit experience by way of employment at Ernst & Young (E&Y) where he worked in the firm’s core assurance practice performing audits of publicly and privately held companies, specifically in the real estate industry. Mr. Hymers subsequently transferred to the E&Y's tax practice, where he specialized in providing tax services to clients in the real estate industry. Mr. Hymers specializes in partnership taxation. In addition, He has a broad range of experience, including ASC 740 tax provision audits, FIN 48 compliance, REIT compliance, preparation of 1120, 1065, and 1120S returns, multi-state tax compliance and international tax consulting. He was also a member of E&Y’s National Tax Group (FSO) for several years, which services private equity firms, hedge funds and banks. Previously he was also the VP of Finance and Accounting of Everlert's wholly owned subsidiary, Totalpost Services, Inc., located in Monrovia, California and was CFO of Global Hemp Group, Inc. (OTCQB: GBHPF).

On May 25, 2019, the Company announced Mr. Edward Manolos (Age 45), was elected to the board of directors. Mr. Manolos is one of the founders and Directors of Cannabis Global, Inc. and is an accomplished pioneer in California’s Medical Marijuana industry. In 2004, he opened the very first Medical Marijuana Dispensary in Los Angeles County under the name CMCA. He has managed and operated over thirty-five dispensaries from Los Angeles to San Jose including twenty in Los Angeles Pre-ICO/Proposition D. He is also credited with starting Los Angeles’ first Medical Marijuana farmers market referred to as “The California Heritage Farmer’s Market,” which attracted local and international media attention and was the first of its kind. He is currently a member of the board of directors of Marijuana Company of America (OTCQB: MCOA). In 2016, Mr. Manolos was appointed to the advisory board of Marijuana Company of America and Cannabis Strategic Ventures (OTCQB: NUGS) and was tasked with identifying and structuring strategic partnerships and driving product development.

On May 25, 2019, the Company announced Dan Nguyen (Age 45), was elected as a director of the Company. Mr. Nguyen has been employed for the last 5 years with Thermalfishsher Scintefic, Inc. as an equipment product specialist.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits. Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended June 30, 2019 and periodic reports on Form 10-Q during that period. We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the common stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Arman Tabatabaei our Chief Executive Officer.

PROSPECTUS

MCTC Holdings, Inc.

520 S. Grand Avenue

Suite 320

Los Angeles, CA 90071

(310) 986-4929

234,614,599 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until December 31, 2019, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

September 9, 2019

PART II

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INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The Selling Security Holder will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the Selling Security Holder’s legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the SEC registration fees.

Item	Amount to be paid

SEC registration fee	$ 120.56
Legal fees and expenses	$ 4,000.00
Accounting fees and expenses	$ 1,000.00
Miscellaneous fees and expenses	$ 1,000.00
Total	$ 6,120.56

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ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law and that none of our directors will be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its shareholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	under Delaware General Corporation Law for the unlawful payment of dividends; or

•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Delaware law and eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

To the extent that our directors and officers are indemnified under the provisions contained in our bylaws, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On July 3, 2019, we sold 2,000,000 restricted shares at $0.025 a share for the amount of $50,000 to an accredited investor. The investor also received 2,000,000 warrants to purchase 2,000,000 shares at a price of $0.15 per share. The warrants expire on July 3, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 10, 2019, we sold 1,000,000 restricted shares at $0.025 a share for the amount of $25,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on July 10, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 16, 2019, we sold 1,400,000 restricted shares at $0.025 a share for the amount of $35,000 to an accredited investor. The investor also received 1,400,000 warrants to purchase 1,400,000 shares at a price of $0.15 per share. The warrants expire on July 16, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 19, 2019, we sold 1,000,000 restricted shares at $0.025 a share for the amount of $25,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on July 19, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On August 15, 2019, we sold 2,000,000 restricted shares at $0.025 a share for the amount of $50,000 to an accredited investor. The investor also received 2,000,000 warrants to purchase 2,000,000 shares at a price of $0.15 per share. The warrants expire on August 15, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On August 19, 2019, we sold 1,000,000 restricted shares at $0.025 a share for the amount of $50,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on August 19, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

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Shares of Common Stock

Except as otherwise noted, the securities in these transactions were sold in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act for transactions not involving any public offering. Each of the persons acquiring the foregoing securities was an accredited investor (as defined in Rule 501(a) of Regulation D) and confirmed the foregoing and acknowledged, in writing, that the securities must be acquired and held for investment. All certificates evidencing the shares sold bore a restrictive legend. The Company took reasonable steps to verify that the investors were accredited investors. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

The proceeds from these sales were used for general corporate purposes.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1.)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i.)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii.)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii.)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2.)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3.)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(5.)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6.)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i.)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii.)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii.)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv.)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

*	Filed herewith.

**	In accordance with Rule 406T of Regulation S-T, this information is deemed not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on September 9, 2019.

By:	/s/ Arman Tabatabaei Arman Tabatabaei Chief Executive Officer and Chief Financial Officer (Principal Executive and Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jimmy Chan, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arman Tabatabaei	Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive and Financial Officer)	September 9, 2019
/s/ Robert L. Hymers III	Director	September 9, 2019
/s/ Dan Van Nguyen /s/ Edward Manolos	Director Director	September 9, 2019 September 9, 2019

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Exhibits

Exhibit Number	Exhibit Name

Corporate Documents
3	Certificate of Incorporation
3i	Amendment to Certificate of Incorporation
3.ii	By Laws

Legal and Consents
5.1	Opinion of Mailander Law Office, Inc. regarding the legality of the securities being registered
23.1	CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Material Contracts and Other
10.1	Executive Employment Agreement CEO Arman Tabatabaei
10.2	Change of Control Stock Purchase Agreement
10.3	Director Agreement – Robert L. Hymers III
10.4	Director Agreement - Dan Van Nguyen
10.5	Director Agreement – Edward Manolos
10.6	Private Placement Memorandum – July 3, 2019
10.7	Private Placement Memorandum – July 10, 2019
10.8	Private Placement Memorandum – July 16, 2019
10.9	Private Placement Memorandum – July 19, 2019
10.1	Private Placement Memorandum – August 15, 2019
10.11	Private Placement Memorandum – August 19, 2019
10.12	Property Lease 520 Grand Ave, Suite 320 Los Angeles, CA 90017
10.13	Property Lease 6130 S Avalon Ave Los Angeles, CA
10.14	DBA Filing with State of California
10.15	Resignation of Former CEO Garry McHenry

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